Exhibit 99.1

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

Originally dated as of May 20, 2002

and

Amended and Restated in its entirety as of December 1, 2003

and

Amended and Restated in its entirety as of July 30, 2004

and

Amended and Restated in its entirety as of October 25, 2004

and

Amended and Restated in its entirety as of November 1, 2005

among

MARKWEST ENERGY OPERATING COMPANY, L.L.C.,

as the Borrower,

MARKWEST ENERGY PARTNERS, L.P.,

as a Guarantor

ROYAL BANK OF CANADA,

as Administrative Agent and Collateral Agent

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

FORTIS CAPITAL CORP.,

as Co-Documentation Agent

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agent

SOCIÉTÉ GENÉRALE,

as Co-Documentation Agent

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agent

and

The Lenders Party Hereto

$250,000,000 Revolver Facility

$365,000,000 Term Loan

RBC CAPITAL MARKETS

and

J.P. MORGAN SECURITIES INC.

As Joint Lead Arrangers and Joint Bookrunners

Dated as of December 29, 2005

i

5.02	Authorization; No Contravention	52
5.03	Governmental Authorization	52
5.04	Binding Effect	52
5.05	Financial Statements; No Material Adverse Effect	52
5.06	Litigation	52
5.07	No Default	53
5.08	Ownership of Property; Liens	53
5.09	Environmental Compliance	53
5.10	Insurance	53
5.11	Taxes	53
5.12	ERISA Compliance	53
5.13	Subsidiaries and other Investments	54
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use of Proceeds	54
5.15	Disclosure	54
5.16	Labor Matters	55
5.17	Compliance with Laws	55
5.18	Third Party Approvals	55
5.19	Solvency	55
5.20	Collateral	55

ARTICLE VI.	AFFIRMATIVE COVENANTS	56
6.01	Financial Statements	56
6.02	Certificates; Other Information	56
6.03	Notices	57
6.04	Payment of Obligations	58
6.05	Preservation of Existence, Etc.	58
6.06	Maintenance of Assets and Business	58
6.07	Maintenance of Insurance	58
6.08	Compliance with Laws and Contractual Obligations	58
6.09	Books and Records	59
6.10	Inspection Rights	59
6.11	Compliance with ERISA	59
6.12	Use of Proceeds	59
6.13	Material Agreements	59
6.15	Guaranties	60
6.15	Further Assurances; Additional Collateral	60
6.16	Clean Down Period	61
6.17	Mortgagee Title Policy	61

ARTICLE VII	NEGATIVE COVENANTS.	61
7.01	Liens	61
7.02	Investments	62
7.03	Hedging Agreements	63

7.04	Indebtedness	63
7.05	Lease Obligations	64
7.06	Fundamental Changes	64
7.07	Dispositions	64
7.08	Restricted Payments; Distributions and Redemptions	65
7.09	ERISA	65
7.10	Nature of Business; Capital Expenditures; Risk Management	65
7.11	Transactions with Affiliates	65
7.12	Burdensome Agreements	66
7.13	Use of Proceeds	66
7.14	Material Agreements	66
7.15	Financial Covenants	66
7.16	Counterparty Consents	67

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES	67
8.01	Events of Default	67
8.02	Remedies Upon Event of Default	70

ARTICLE IX.	ADMINISTRATIVE AGENT	70
9.01	Appointment and Authorization of Agents; Lender Hedging Agreements	70
9.02	Delegation of Duties	71
9.03	Default; Collateral	71
9.04	Liability of Agents	73
9.05	Reliance by Administrative Agent	73
9.06	Notice of Default	74
9.07	Credit Decision; Disclosure of Information by Administrative Agent	74
9.08	Indemnification of Agents	75
9.09	Administrative Agent in its Individual Capacity	75
9.10	Successor Administrative Agent	75
9.11	Syndication Agent; Other Agents; Arrangers	76

ARTICLE X	MISCELLANEOUS.	76
10.01	Amendments, Release of Collateral, Etc	76
10.02	Notices and Other Communications; Facsimile Copies	78
10.03	No Waiver; Cumulative Remedies	79
10.04	Attorney Costs; Expenses and Taxes	79
10.05	Indemnification	80
10.06	Payments Set Aside	81
10.07	Successors and Assigns	81
10.08	Confidentiality	84
10.09	Set-off	85
10.10	Interest Rate Limitation	85
10.11	Counterparts	85
10.12	Integration	86
10.13	Survival of Representations and Warranties	86

10.14	Severability	86
10.15	Foreign Lenders	86
10.16	Governing Law	87
10.17	Waiver of Right to Trial by Jury, Etc	87
10.18	No General Partner’s Liability	88
10.19	Termination of Commitments Under Fourth Amended and Restated Credit Agreement	88
10.20	No Novations, Etc	88
10.21	ENTIRE AGREEMENT	89

SCHEDULES

2.01	Commitments
5.13	Subsidiaries and other Equity Investments
7.01	Existing Liens
7.04	Indebtedness
7.05	Operating Leases
7.12	Agreements Restricting Liens on Leasehold Interests
10.02	Addresses for Notices to Borrower, Guarantors and Administrative Agent

EXHIBITS

Exhibit:	Form of:

A-1	Borrowing Notice
A-2	Conversion/Continuation Notice
B-1	Revolver Note
B-2	Term Note
C	Compliance Certificate pursuant to Section 6.02(a)
D	Assignment and Assumption
E	Legal Opinion of Hogan & Hartson L.L.P.

v

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Originally dated as of May 20, 2002

and

Amended and Restated in its entirety as of December 1, 2003

and

Amended and Restated in its entirety as of July 30, 2004

and

Amended and Restated in its entirety as of October 25, 2004

and

Amended and Restated in its entirety as of November 1, 2005

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 29, 2005, among MARKWEST ENERGY OPERATING COMPANY, L.L.C., a Delaware limited liability company (the “Borrower”), MARKWEST ENERGY PARTNERS, L.P., a Delaware limited partnership (the “MLP”), each lender from time to time party hereto (collectively, the “Lenders” and individually, “Lender”), and ROYAL BANK OF CANADA, as Administrative Agent.

PRELIMINARY STATEMENTS

(1)           The Borrower, the MLP, Bank of America, N.A., individually and as initial administrative agent (“Bank of America”), Fortis Capital Corp. (“Fortis”), Wells Fargo Bank, N.A. (“Wells Fargo”), U.S. Bank National Association (“US Bank”), Bank of Oklahoma, N.A. (“Bank of Oklahoma”) and Royal Bank of Canada (“Royal Bank”; Bank of America, Fortis, Wells Fargo, US Bank, Bank of Oklahoma and Royal Bank collectively called the “Original Lenders”) entered into a Credit Agreement originally dated May 20, 2002 providing for an aggregate credit facility of $60,000,000, as amended by a First Amendment to Credit Agreement among the Borrower, the MLP and the Original Lenders (with Royal Bank succeeding Bank of America as administrative agent) dated March 28, 2003, pursuant to which First Amendment the aggregate credit facility was increased to $75,000,000 (as amended, the “Original Credit Agreement”).

(2)           Pursuant to the provisions of Section 10.07 of the Original Credit Agreement and Assignment and Assumption Agreements each dated December 1, 2003, each of Bank of America, Fortis, Wells Fargo, US Bank and Bank of Oklahoma assigned all of their rights and obligations under the Original Credit Agreement (including all of their respective commitments and loans and participations in letters of credit thereunder and all liens and security interests granted as security for indebtedness under the Original Credit Agreement) to Royal Bank and Royal Bank, as administrative agent under the Original Credit Agreement, accepted and recorded such assignments and the Borrower also consented to such assignments.

(3)           The Original Credit Agreement was amended and restated in its entirety by an Amended and Restated Credit Agreement dated December 1, 2003 among Borrower, the MLP, Royal Bank, as administrative agent, Bank One, NA (“Bank One”), as documentation agent, and Fortis, as syndication agent, providing for an aggregate credit facility of $140,000,000 (as amended, the “First Amended and Restated Credit Agreement”).

MarkWest Amended and

Restated Credit Agreement

(4)           Pursuant to the provisions of Section 10.7 of the First Amended and Restated Credit Agreement and a Master Assignment and Assumption dated January 15, 2004 among Royal Bank, Bank One and Fortis, as assignors, and Bank of Oklahoma, Comerica Bank (“Comerica”), Guaranty Bank, FSB (“Guaranty”), US Bank and Wells Fargo, as assignees, each of Royal Bank, Bank One and Fortis assigned a portion of their respective rights and obligations under the First Amended and Restated Credit Agreement (including a portion of their respective commitments and loans and participations in letters of credit thereunder and a proportionate undivided interest in the liens and security interests granted as security for indebtedness under the First Amended and Restated Credit Agreement) to Bank of Oklahoma, Comerica, Guaranty, US Bank and Wells Fargo and the First Amended and Restated Credit Agreement was amended by a First Amendment dated January 16, 2004.

(5)           Pursuant to the provisions of Section 10.07 of the First Amended and Restated Credit Agreement and Assignment and Assumption Agreements each dated as of July 30, 2004, each of Bank of Oklahoma, Comerica, Guaranty, and Wells Fargo assigned all of their rights and obligations under the First Amended and Restated Credit Agreement (including all of their respective commitments and loans and participations in letters of credit thereunder and all liens and security interests granted as security for indebtedness under the First Amended and Restated Credit Agreement) to Royal Bank, as administrative agent under the First Amended and Restated Credit Agreement and Royal Bank, as administrative agent under the First Amended and Restated Credit Agreement, accepted and recorded such assignments and the Borrower also consented to such assignments.

(6)           The First Amended and Restated Credit Agreement was amended and restated in its entirety by a Second Amended and Restated Credit Agreement dated July 30, 2004 among Borrower, the MLP, Royal Bank, as administrative agent, Fortis, as syndication agent, Bank One, as co-documentation agent and Société Générale (“SocGen”), as co-documentation agent, and US Bank providing for an aggregate credit facility of $315,000,000 (as amended, the “Second Amended and Restated Credit Agreement”).

(7)           Pursuant to the provisions of Section 10.7 of the Second Amended and Restated Credit Agreement and a Master Assignment and Assumption dated effective as of September 3, 2004 among Royal Bank, Fortis, Bank One, SocGen and US Bank, as assignors, and Bank of Oklahoma, Comerica, Wells Fargo and General Electric Capital Corp. (“GE Capital”), as assignees, each of Royal Bank, Fortis, Bank One, SocGen, and US Bank assigned a portion of their respective rights and obligations under the Second Amended and Restated Credit Agreement (including a portion of their respective commitments and loans and participations in letters of credit thereunder and a proportionate undivided interest in the liens and security interests granted as security for indebtedness under the Second Amended and Restated Credit Agreement) to Bank of Oklahoma, Comerica, Wells Fargo and GE Capital.  The Second Amended and Restated Credit Agreement was amended by a First Amendment dated August 20, 2004.

(8)           The Second Amended and Restated Credit Agreement was amended and restated in its entirety by a Third Amended and Restated Credit Agreement dated October 25, 2004 among Borrower, the MLP, Royal Bank, as administrative agent, Bank One, as syndication agent, Fortis, US Bank, SocGen and Wachovia Bank, National Association (“Wachovia”), as co-documentation agents providing for an aggregate credit facility of $200,000,000 (as amended, the “Third Amended and Restated Credit Agreement”).

(9)           Pursuant to the provisions of Section 10.7 of the Third Amended and Restated Credit Agreement and an Assignment and Assumption dated effective as of November 1, 2005 between UFJ

Bank, Limited, New York Branch (“UFJ”), as assignor, and Royal Bank, as assignee, UFJ assigned 100% of its rights and obligations under the Third Amended and Restated Credit Agreement (including all of its commitments and loans and participations in letters of credit thereunder and a proportionate undivided interest in the liens and security interests granted as security for indebtedness under the Third Amended and Restated Credit Agreement) to Royal Bank.

(10)         The Third Amended and Restated Credit Agreement was amended and restated in its entirety by a Fourth Amended and Restated Credit Agreement dated November 1, 2005 among Borrower, the MLP, Royal Bank, as administrative agent, JPMorgan Chase Bank, N.A., as co-syndication agent, Fortis, as co-syndication agent, SocGen, as co-documentation agent, and Wachovia, as co-documentation agent, providing for an aggregate credit facility of $500,000,000 (as amended, the “Fourth Amended and Restated Credit Agreement”).

(11)         The Borrower, the MLP, Royal Bank and each of the other lenders currently party to the Fourth Amended and Restated Credit Agreement have agreed to amend and restate in its entirety the Fourth Amended and Restated Credit Agreement on the terms and conditions set forth herein, to renew and rearrange the indebtedness outstanding under the Fourth Amended and Restated Credit Agreement (but not to repay or pay off such indebtedness), to reallocate among themselves the commitments thereunder and to increase the Aggregate Commitment to SIX HUNDRED FIFTEEN MILLION DOLLARS ($615,000,000).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Fourth Amended and Restated Credit Agreement is amended and restated in its entirety to read as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.

As used in this Agreement, the terms defined in the introductory paragraph hereof and in the preliminary statements hereto shall have the meanings therein indicated and the following terms shall have the meanings set forth below:

Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by a Company of all or substantially all of the assets located in the United States of a Person or of any business or division of a Person; (b) the acquisition by a Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Domestic Person; or (c) a merger, consolidation, amalgamation, or other combination by a Company with another Person if a Company is the surviving entity, provided that, (i) in any merger involving the Borrower, the Borrower must be the surviving entity; and (ii) in any merger involving a Wholly-Owned Subsidiary and another Subsidiary, a Wholly-Owned Subsidiary shall be the survivor.

Acquisition Adjustment Period means, if the Borrower makes a Permitted Acquisition after the fiscal quarter ending September 30, 2006 for a purchase price in excess of $50,000,000, the period from the date such Permitted Acquisition is closed until the earliest of (i) the closing of a secondary equity offering by the MLP, (ii) the last day of the third fiscal quarter following the closing date of such Permitted Acquisition and (iii) 270 days from the date such Permitted Acquisition is closed; provided that another Acquisition Adjustment Period shall not commence until the current Acquisition Adjustment Period shall have terminated and there shall have been at least one fiscal quarter when there was no Acquisition Adjustment Period in effect and during such fiscal quarter when no Acquisition Adjustment Period was in effect the Borrower was in compliance with the Section 7.15).

Adjusted Javelina EBITDA has the meaning set forth in Section 7.15(d)(iii).

Administrative Agent means Royal Bank of Canada in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

Administrative Agent’s Office means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

Administrative Details Form means the Administrative Details Reply Form furnished by a Lender to the Administrative Agent in connection with this Agreement.

Affiliate means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members, or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Agent/Arranger Fee Letter has the meaning specified in Section 2.08(b).

Agent means collectively the Administrative Agent, the Syndication Agent, the Documentation Agents and Agent individually means any of them.

Agent-Related Persons means the Administrative Agent (including any successor administrative agent), the Syndication Agent (including any successor Syndication Agent), the Documentation Agents (including any successor documentation agents) and their respective Affiliates (including the officers, directors, employees, agents and attorneys-in-fact of such Person).

Aggregate Commitments means the sum of (i) the Aggregate Revolver Commitments, which as of the Restatement Date are $250,000,000 and (ii) the Aggregate Term Loan Commitments, which as of the Restatement Date are $365,000,000, for a total Aggregate Commitment as of the Restatement Date of $615,000,000.

Aggregate Revolver Commitments has the meaning specified in the definition of “Revolver Commitment”.

Aggregate Term Loan Commitments has the meaning specified in the definition of “Term Loan Commitment”.

Agreement means this Fifth Amended and Restated Credit Agreement.

Amended and Restated MLP Guaranty means the Amended and Restated MLP Guaranty made by the MLP as of the Restatement Date in favor of the Administrative Agent on behalf of the Lenders, in form and substance reasonably acceptable to the Administrative Agent, as it may be amended from time to time.

Amended and Restated Subsidiary Guaranty means the Amended and Restated Subsidiary Guaranty made by each Subsidiary Guarantor as of the Restatement Date in favor of the Administrative Agent on behalf of the Lenders, in form and substance reasonably acceptable to the Administrative Agent, as it may be amended from time to time.

Applicable Rate means (a) with respect to Revolver Loans, commitment fees and Letter of Credit fees, the following percentages per annum set forth in the table below, on any date of determination, with respect to the Type of Credit Extension or commitment fee that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a):

Pricing Level	Leverage Ratio	Commitment Fee + (basis points)	Letter of Credit and Eurodollar Rate + (basis points)	Base Rate + (basis points)

1	Less than 3.75 to 1.00	30.0	150.0	50.0

2	Less than 4.25 to 1.00 but equal to or greater than 3.75 to 1.00	37.5	175.0	75.0

3	Less than 4.75 to 1.00 but equal to or greater than 4.25 to 1.00	37.5	200.0	100.0

4	Less than 5.25 to 1.00 but equal to or greater than 4.75 to 1.00	50.0	225.0	125.0

5	5.25 to 1.00 or greater	50.0	250.0	150.0

During any Acquisition Adjustment Period, the Applicable Rate for Revolver Loans and Letters of Credit will increase by 0.50% per annum (50 basis points) over the amount set forth above.

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first day of the fiscal quarter of the Borrower immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02; provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, the Pricing Level 5 shall apply as of the first day of such following fiscal quarter.  The Applicable Rate in effect from the Restatement Date through March 31, 2006 shall be based on Pricing Level 5.

(b)           with respect to Term Loans, the following percentages per annum set forth in the table below with respect to the Type of Credit Extension that corresponds to the Senior Secured Debt Rating at the Restatement Date:

Senior Secured Debt Rating		Eurodollar Rate + (basis points)	Base Rate + (basis points)
Moody’s	S&P
B1	B+	225	125

During any Acquisition Adjustment Period, the Applicable Rate for Term Loans will increase by 0.50% per annum (50 basis points) over the amount set forth above.

The Applicable Rate for Term Loans will decrease by 0.25% per annum (25 basis points) below the amounts set forth above if and for as long as the Total Leverage Ratio is equal to or lower than 4.25 to 1.0. Any such decrease (or subsequent increase, if the Total Leverage Ratio subsequently becomes greater than 4.25 to 1.0) in the Applicable Rate for Term Loans shall become effective as of the first day of the fiscal quarter of the Borrower immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02 reflecting the Total Leverage Ratio triggering such decrease (or increase).

Approved Fund means any Fund that is administered or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that administers or manages a Lender.

Arrangers means collectively RBC Capital Markets and J.P. Morgan Securities Inc. in their capacities as joint lead arrangers and joint bookrunners.

Assignment and Assumption means an Assignment and Assumption substantially in the form of Exhibit D.

Attorney Costs means and includes the reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

Attributable Indebtedness means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

Bank Guaranties means guaranties or other agreements or instruments serving a similar function issued by a bank or other financial institution.

Banking Services means each and any of the following bank services provided to any Loan Party by any Lender or Affiliate of a Lender: (i) commercial credit cards; (ii) stored value cards; and (iii) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

Banking Service Obligations means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

Base Rate means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus ½ of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” in effect in the U.S.  Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan means a Loan that bears interest based on the Base Rate.

Blackhawk Pipeline means that certain natural gas pipeline in Hutchinson County, Texas, approximately five (5) miles in length, connected and transporting gas to the electrical generation plant owned by Borger Energy Associates, LP, known as Blackhawk Station, from the El Paso Pipeline northeast of Borger, Texas.

Board means the Board of Governors of the Federal Reserve System of the United States.

Borrower Affiliate means the Borrower, the General Partner, the MLP, and each of their respective Subsidiaries.

Borrowing means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

Borrowing Notice means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable.

Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of New York, or are in fact closed and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

Capital Expenditure by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto.

Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolver Lenders and their Affiliates, as collateral for the L/C Obligations, cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents hereby are consented to by the Revolver Lenders).

Cash Equivalents means:

(a)           United States Dollars;

(b)           direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;

(c)           certificates of deposit and eurodollar-time deposits with maturities of thirteen (13) months or less, bankers acceptances with maturities not exceeding one hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank having capital and surplus in excess of $250,000,000 and having a rating of at least “A2” by Moody’s and at least “A” by S&P;

(d)           repurchase obligations with a term of not more than thirteen (13) months for underlying securities of the types described in (b) and (c) above entered into with any financial institution meeting the qualifications in (c) above;

(e)           commercial paper (having original maturities of not more than two hundred seventy (270) days) of any Person rated “P-1” or better by Moody’s or “A-1” or the equivalent by S&P; and

(f)            money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clause (a) through (e) above.

Change of Control means (a) MarkWest Parent shall fail to own, directly or indirectly, or fail to have voting control over, at least 51 % of the equity interest of the General Partner, (b) any Person, entity or group (other than MarkWest Parent) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 66 2/3% or more of the equity interests in the MLP, (c) the MLP shall fail to own, directly or indirectly, 100% of the equity interests in the Borrower, or (e) a Parent Change of Control shall occur.

Change in Law means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the L/C Issuer (or, for purposes of Section 3.04(b), by any Lending Office of such Lender or by such Lender’s or the L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

Clean Down Period has the meaning set forth in Section 6.16.

Code means the Internal Revenue Code of 1986.

Collateral means all property and interests in property and proceeds thereof now owned or hereafter acquired by the MLP, the Borrower, and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Lenders or their Affiliates, or the Administrative Agent on behalf of the Lenders, including, but not limited to substantially all of the assets (including stock and other equity interests) of the MLP, the Borrower, and their respective Subsidiaries, whether under this Agreement, the Collateral Documents, or under any other document executed by any Borrower Affiliate and delivered to the Administrative Agent or the Lenders.

Collateral Agent means Royal Bank of Canada in its capacity as administrative agent and/or collateral agent under any of the Loan Documents, or any successor collateral agent.

Collateral Documents means (a) each guaranty, pledge agreement, security agreement, mortgage, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other similar agreements or instruments executed by the Borrower, the MLP, any Guarantor, or any of their respective Subsidiaries for the benefit of the Lenders and their Affiliates now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Borrower, the MLP, any Guarantor, or any of their respective Subsidiaries as debtor in favor of the Lenders or their Affiliates, or the Administrative Agent for the benefit of the Lenders and their Affiliates as secured party to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower under the Loan Documents, whenever made or delivered, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements, and extensions of any of the foregoing.

Commitment means collectively the Revolver Commitment and Term Loan Commitment and individually either the Revolver Commitment or the Term Loan Commitment.

Company and Companies means, on any date of determination thereof, the MLP, the Borrower and each of their respective Subsidiaries.

Compensation Period has the meaning set forth in Section 2.11(e)(ii).

Compliance Certificate means a certificate substantially in the form of Exhibit C.

Consolidated Cash Flow From Operations means, for a given period the sum of (i) Consolidated Net Income, (ii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (iii) other non-cash items, each as determined for such period in accordance with GAAP.

Consolidated EBITDA means, for any period, for the MLP and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion, and amortization expense deducted in determining such Consolidated Net Income, and (e) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the MLP and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

Consolidated Funded Debt means, as of any date of determination, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) all reimbursement obligations relating to letters of credit, (c) Capital Leases, (d) Synthetic Lease Obligations, and (e) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) through (d) above.

Consolidated Interest Charges means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the MLP and its Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the MLP and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

Consolidated Net Income means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the net income or net loss of the MLP and its Subsidiaries from continuing operations, provided that there shall be excluded from such net income (to the extent otherwise included therein): (a) the income (or loss) of any entity other than a Subsidiary in which the MLP or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the MLP or such Subsidiary in the form of cash dividends or similar cash distributions, or in the form of a deemed distribution to the extent cash flow has been utilized to pay for capital expenditures in the case of Starfish Pipeline Company, LLC only and in a maximum annual amount not to exceed $2,000,000; (b) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases), (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, (d) proceeds of any insurance on property, plant or equipment other than business interruption insurance, (e) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets (including the capital stock or other equity ownership of any other Person, but excluding the sale of inventories in the ordinary course of business), and (f) the cumulative effect of a change in accounting principles.

Consolidated Senior Debt means, as of any date of determination, for the MLP and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the Outstanding Amount of all Loans and L/C Obligations, (b) all secured Indebtedness permitted under Section 7.04, and (c) the Outstanding Amount of all obligations owed to Lenders under Lender Hedging Agreements.

Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Counterparty Consent means a consent from a counterparty to a pipeline transportation agreement consenting to the Liens granted by the Collateral Documents and containing such other terms as are satisfactory to the Administrative Agent.

Credit Extension means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

Debtor Relief Laws means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Default Rate means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

Disposition or Dispose means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person of property owned by such Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Distribution Loan means a Loan which is made in whole or in part for the purpose of (i) paying a Quarterly Distribution, or (ii) reimbursing the purchase price of partnership units purchased under the MLP’s long-term incentive plan, or (iii) reimbursing the purchase or redemption price of equity interests in the Borrower or any Guarantor purchased or redeemed from their employees in accordance with Section 7.08(b)(iii).

Documentation Agent means individually in its capacity as co-documentation agent hereunder Fortis, SocGen, US Bank and Wachovia and any successor documentation agent and Documentation Agents collectively means all of them.

Dollar and $ means lawful money of the United States.

Domestic Person means any corporation, general partnership, limited partnership, or limited liability company that is organized under the laws of the United States or any state thereof or the District of Columbia.

Eligible Assignee means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any institutional investor, (e) any institutional investor committed at the Restatement Date to take an assignment of a portion of the Term Loan Facility but unable on the Restatement Date to execute a counterpart of this Agreement, and (f) any other Person (other than a natural Person) approved by the Administrative Agent and, unless a Default has occurred and is continuing or in connection with the settlement of a credit derivative transaction or an Eligible Assignee described in clause (a), (b), (c) or (e) above, the Borrower (Borrower’s approval not to be unreasonably withheld, conditioned or delayed);

provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the MLP, any MarkWest Party, or any of their respective Affiliates or Subsidiaries.

Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §9601 et seq.) (“CERCLA”), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 1100 1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. §401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 201 and § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

Equitable Leases means the Lease Agreement executed by Equitable Production Company as lessor and MarkWest Energy Appalachia, L.L.C. as lessee, and the Equipment Lease Agreement and Pipeline Lease Agreement for Maytown to Institute Pipeline dated May 28, 1999, executed by Equitable Production Company as lessor and MarkWest Energy Appalachia, L.L.C. as lessee.

ERISA means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).

ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan:

(a)           the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the LIBOR I screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b)           if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c)           if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such interest Period would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

Eurodollar Rate Loan means a Loan that bears interest at a rate based on the Eurodollar Rate.

Event of Default means any of the events or circumstances specified in Article VIII.

Evergreen Letter of Credit has the meaning specified in Section 2.14(b)(iii).

Excess Cash Flow means quarterly, the amount, not less than zero, equal to Consolidated Cash Flow From Operations for such quarter, minus the sum of (i) Capital Expenditures for such quarter,  (ii) principal and interest payments on Indebtedness actually made during such quarter and permitted to be made under this Agreement, and (iii) Restricted Payments described in Section 7.08(b) made during such quarter and permitted to be made under this Agreement.

Facility means collectively the Revolver Facility and the Term Facility.

Federal Funds Rate means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

Foreign Lender has the meaning specified in Section 10.15.

Fund means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

General Partner means MarkWest Energy GP, L.L.C., the general partner of the MLP.

Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Guarantors means any Person, including the MLP and every present and future Subsidiary of Borrower and the MLP, which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise.

Guaranty means a Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, including the Amended and Restated MLP Guaranty and the Amended and Restated Subsidiary Guaranty.

Guaranty Obligation means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed to be the lesser of (a) an amount equal to the stated or determinable outstanding amount of the related primary obligation and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

Hazardous Substance means any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any “hazardous substance,” pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( 42 U.S.C. §§ 9601 et seq.) (“CERCLA”), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U. S.C. § § 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

Hobbs Pipeline means that certain natural gas pipeline in Lea County, New Mexico, owned by MW New Mexico connected and transporting gas to Southwestern Public Service Company’s Cunningham Station, in Section 28, T18S, R36E, NMPM, and Maddox Station in Section 25, T18S, R36E, NMPM, Lea County, New Mexico.

Honor Date has the meaning set forth in Section 2.14(c)(i).

Indebtedness means, as to any Person at a particular time, all of the following:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the face amount of all letters of credit (including standby and commercial), banker’s acceptances, Bank Guaranties, surety bonds, and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;

(c)           net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d)           whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 60 days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)           Capital Leases and Synthetic Lease Obligations; and

(f)            all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders.  The amount of any Capital Lease or Synthetic Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  In addition, the determination of Indebtedness of the MLP, the Borrower and/or their Subsidiaries shall be made on a consolidated basis without taking into account any Indebtedness owed by any such Person to any other such Person.

Indemnified Liabilities has the meaning set forth in Section 10. 05.

Indemnitees has the meaning set forth in Section 10.05.

Insurance Payment means any payment by an insurance company or other surety on account of property damage or casualty loss to any property of the MLP, the Borrower or any of its Subsidiaries.

Interest Coverage Ratio means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges during such period and (ii) imputed interest charges on Synthetic Leases, of the MLP and its Subsidiaries during such period.

Interest Payment Date means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

Interest Period means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (or less than one, subject to availability), two, three or six months thereafter, selected by the Borrower in its Borrowing Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date..

Investment means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.

IRS means the United States Internal Revenue Service.

ISDA means the International Swaps and Derivatives Association, Inc.

Javelina Acquisition means the acquisition by the MLP and contribution to the Borrower of assets consisting of the Javelina Gas Plant and the Javelina Pipeline System and the acquisition by the MLP and contribution to the Borrower of the equity interest of the entities owning the Javelina Gas Plant and Javelina Pipeline System.

Javelina Gas Plant means the gas processing and fractionation plant owned by MW Javelina Company in Corpus Christi, Nueces County, Texas.

Javelina Pipeline System means the approximately 52 miles of pipeline transportation and gathering systems owned by MW Javelina Company in Corpus Christi, Nueces County, Texas.

Lake Whitney Pipeline means that certain natural gas pipeline lateral in Johnson, Hill and Bosque Counties, Texas, approximately 33 miles in length, connected and delivering gas to SEI Texas, LP’s electrical generation facility located in Bosque County, Texas.

Laws means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.

L/C Advance means, with respect to each Revolver Lender, such Revolver Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share (based on the Revolver Commitment).

L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

L/C Credit Extension means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

L/C Issuer means Royal Bank of Canada in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder which is a Revolver Lender or an Affiliate of a Revolver Lender.

L/C Obligations means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

Lender has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and may refer to either a Revolver Lender, a Term Lender or both.

Lender Hedging Agreement means a Swap Contract between a Company and a Lender or an Affiliate of a Lender.

Lending Office means, as to any Lender, the office or offices of such Lender set forth on its Administrative Details Form, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

Letter of Credit means any standby or commercial letter of credit issued hereunder.

Letter of Credit Application means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

Letter of Credit Expiration Date means the day that is five days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Sublimit means an amount equal to the lesser of (i) the Aggregate Revolver Commitments and (ii) $25,000,000.

Leverage Ratio means, for the MLP and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Debt as of the determination date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently ended.

Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

Limited Liability Company Agreement (Borrower) means the Amended and Restated Limited Liability Company Agreement of the Borrower.

Loan means collectively Revolver Loans and Term Loans and individually either a Revolver Loan or a Term Loan.

Loan Documents means this Agreement, each Note, each of the Collateral Documents, the Agent/Arranger Fee Letter, each Borrowing Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application, and each other agreement, document or instrument delivered by the Borrower or any of its Subsidiaries from time to time in connection with this Agreement and the Notes.

Loan Party means each of the Borrower, each Guarantor, and each other entity that is an Affiliate of the Borrower that executes one or more Loan Documents.

MarkWest Parent means MarkWest Hydrocarbon, Inc., a Delaware corporation.

MarkWest Party means MarkWest Parent or any Subsidiary of MarkWest Parent, other than the General Partner, the MLP, the Borrower and its Subsidiaries.

Material Adverse Effect means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the MLP and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower, or any other Loan Party to perform their obligations under the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Documents.

Material Agreements means any contract material to the business of the MLP or the Borrower to which the Borrower or any Borrower Affiliate is a party, including any contract with MarkWest Parent relating to the business of the MLP or Borrower.  “Material Agreement” means each of such Material Agreements.

Maturity Date means (a) December 29, 2010, or (b) such earlier effective date of any other termination, cancellation, or acceleration of the Commitments under this Agreement.

Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

Midstream Businesses means gathering, transportation, fractionation, processing, marketing, and storage of natural gas, crude oil, natural gas liquids and other liquid and gaseous hydrocarbons and businesses closely related to the foregoing.

MLP Equity Offering means on or after the Restatement Date, a private placement or a public sale of common or preferred units in the MLP (or any other sale to the public of partnership interests or other equity interests in the MLP including from debt convertible into equity in the MLP), the Net Cash Proceeds of which will refinance all or any portion of the Loans.

Moody’s means Moody’s Investors Service, Inc.

Mortgaged Properties means collectively all the Mortgaged Property as defined in the Mortgages and Mortgaged Property individual means any one of such Mortgaged Properties.

Mortgages means the mortgages, deeds of trust, or similar instruments executed by any of the Loan Parties in favor of Administrative Agent, for the benefit of the Lenders, and all supplements,

assignments, amendments, and restatements thereto (or any agreement in substitution therefore, and “Mortgage” means each of such Mortgages).

Multiemployer Plan means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

MW Blackhawk means MarkWest Blackhawk L.P., a Texas limited partnership.

MW Javelina Company means MarkWest Javelina Company, a Texas general partnership and the owner of the Javelina Gas Plant and Javelina Pipeline System.

MW New Mexico means MarkWest New Mexico L.P., a Texas limited partnership,

MW Pinnacle means MarkWest Pinnacle L.P., a Texas limited partnership.

MW PNG means MarkWest PNG Utility L.P., a Texas limited partnership.

MW Texas PNG means MarkWest Texas PNG Utility L.P., a Texas limited partnership.

Net Cash Proceeds means (a) any Insurance Payment, (b) with respect to any Disposition, cash (including any cash received by way of deferred payment as and when received) received by a Company in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of Taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys’ fees and closing costs incurred in connection with such transaction), (c) with respect to any MLP Equity Offering, proceeds of such MLP Equity Offering after payment of all reasonable closing costs and transaction costs, and (d) with respect to any Senior Debt Offering, proceeds of such Senior Debt Offering after payment of all reasonable closing costs and transaction costs.

Nonrenewal Notice Date has the meaning specified in Section 2.14(b)(iii).

Notes means collectively the Revolver Notes and the Term Notes and “Note” means any one of such promissory notes issued hereunder.

Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. In addition, all references to the “Obligations” in the Collateral Documents and in Sections 2.13 and 10.09 of this Agreement shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising pursuant to any Lender Hedging Agreement and all Bank Service Obligations.

Obligor means the Borrower or any other Person (other than the Administrative Agent, the Syndication Agent, the Documentation Agents or any Lender) obligated under any Loan Document.

Omnibus Agreement means the Omnibus Agreement dated as of May 24, 2002, among the MLP, the Borrower, and MarkWest Parent.

Organization Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

Other Taxes has the meaning specified in Section 3. 01(b).

Outstanding Amount on any date (i) with respect to Loans, means the aggregate principal amount thereof after giving effect to any Borrowings and prepayments or repayments occurring on such date, (ii) with respect to any L/C Obligations, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (iii) for purposes of Section 2.11(d) with respect to Obligations under a Lender Hedging Agreement, means the amount then due and payable under such Lender Hedging Agreement.

Parent Change of Control means the acquisition by any Person, or two or more Persons acting in concert (other than John Fox and members of his family), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of MarkWest Parent.

Participant has the meaning specified in Section 10.07(d).

Partnership Agreement (MLP) means the First Amended and Restated Agreement of Limited Partnership of the MLP.

PBGC means the Pension Benefit Guaranty Corporation.

Pension Plan means any “employee pension benefit plan” (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition means any Acquisition by the Borrower or a Subsidiary of the Borrower resulting in ownership of assets inside the United States, or of equity interests in a Domestic Person; provided, however, that the following requirements have been satisfied:

(i)            if such Acquisition results in the Borrower’s ownership of a Subsidiary, the Borrower shall have complied with the requirements of Sections 6.14 and 6.15 as of the date of such Acquisition;

(ii)           with respect to Acquisitions involving acquisitions of an equity interest, such Acquisition shall have been approved or consented to by the board of directors or similar governing entity of the Person being acquired; and

(iii)          as of the closing of such Acquisition no Default or Event of Default shall exist or occur as a result of, and after giving effect to, such Acquisition.

Permitted Liens means Liens permitted under Section 7.01 as described in such Section.

Person means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

Plan means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

Proceeds Account has the meaning set forth in Section 2.04(b)(ii).

Pro Rata Share means, at any date of determination, for any Lender, with respect to a particular Facility, the percentage (carried out to the ninth decimal place) that its Commitment for such Facility bears to the aggregate Commitments of all the Lenders for such Facility.

Quarterly Distributions means with respect to the Borrower, the distributions by the Borrower of Available Cash (as defined in the Limited Liability Company Agreement (Borrower)) or with respect to MLP, the distributions by the MLP of Available Cash (as defined in the Partnership Agreement (MLP)).

Reduction Amount has the meaning set forth in the definition of “Triggering Sale”.

Register has the meaning set forth in Section 10.07(c).

Reinvested means used for Capital Expenditures or Acquisitions in connection with the Midstream Business of a Company.

Reinvestment Certificate means with respect to any Triggering Sale, a certificate of a Responsible Officer of the Borrower delivered pursuant to Section 6.02(e) detailing how the Reduction Amount corresponding to such Triggering Sale has been Reinvested and the portion of such Reduction Amount which has not been Reinvested.

Related Parties means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliate.

Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Request for Credit Extension means (a) with respect to a Borrowing, conversion or continuation of Loans, a Borrowing Notice, and (b) with respect to an L/C Extension, a Letter of Credit Application.

Required Lenders means on any date of determination on and after the date of the initial Borrowing under this Agreement and prior to the Maturity Date, those Lenders holding more than 50% of the sum of (i) Outstanding Amount of Term Loans plus (ii) Aggregate Revolver Commitments and additionally for matters affecting solely the Revolver Facility, those Lenders holding more than 50% of the Aggregate Revolver Commitments and for matters affecting solely the Term Loan Facility, those Lenders holding more than 50% of the Outstanding Amount of Term Loans.

Responsible Officer means the president, chief executive officer, executive vice president, senior vice president, vice president, chief financial officer, controller, treasurer or assistant treasurer of a Person.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company, and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

Restatement Date means the date upon which this Agreement has been executed by the Borrower, the MLP, the Lenders and the Administrative Agent.

Restricted Payment by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

Revolver Commitment means, as to each Revolver Lender, its obligation to make Revolver Loans to the Borrower pursuant to Section 2.01 and to purchase participations in L/C Obligations pursuant to Section 2.14, in an aggregate principal amount at any one time outstanding not to exceed the amount stated beside such Revolver Lender’s name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents) and collectively for all Revolver Lenders an amount (subject to reduction or cancellation as herein provided) equal to $250,000,000 (collectively, the Revolver Commitments of all the Revolver Lenders herein the “Aggregate Revolver Commitments”).

Revolver Facility means the credit facility as described in and subject to the limitations set forth in Section 2.01.

Revolver Loan has the meaning set forth in Section 2.01.

Revolver Lender means any Lender having a Revolver Commitment.

Revolver Note means a promissory note of Borrower in substantially the form of Exhibit B-1, evidencing the obligation of Borrower to repay the Revolver Loans and all renewals and extensions of all or any part thereof.

Revolver Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Revolver Loans under the Revolver Facility.

Rights means rights, remedies, powers, privileges, and benefits.

Rio Nogales Pipelines means those two natural gas pipeline laterals in Guadalupe and Caldwell Counties, Texas, one approximately twenty-two (22) miles in length and the other approximately seven (7) miles in length, connected and transporting gas to Rio Nogales Power Project, LP’s electrical generation facility located in or near the city of Seguin, Guadalupe County, Texas.

S&P means Standard & Poor’s.

Security Agreements means, collectively, the security agreements, or similar instruments, executed by any of the Loan Parties in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor), and “Security Agreement” means each of such Security Agreements.

Senior Debt Offering means a private placement or a public sale of senior unsecured promissory notes by the MLP, the Borrower or any of their respective Subsidiaries.

Senior Leverage Ratio means, for the MLP and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Senior Debt as of the determination date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently ended.

Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

Swap Contract means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

Syndication Agent means individually in its capacity as syndication agent under this Agreement, JPMorgan Chase Bank, N.A. and any successor syndication agent.

Synthetic Lease Obligation means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person.  The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

Taxes has the meaning set forth in Section 3.01.

Term Lender means any Lender having a Term Loan Commitment or Term Loan.

Term Loan Commitment means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount stated beside such Term Lender’s name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents) and collectively for all Term Lenders an amount (subject to reduction or cancellation as herein provided) equal to $365,000,000 (collectively, the Term Loan Commitments of all the Term Lenders herein the “Aggregate Term Loan Commitments”).

Term Loan Facility means the credit facility as described in and subject to the limitations set forth in Section 2.02.

Term Loan Principal Debt means, on any date of determination, the aggregate unpaid principal balance of all Loans under the Term Loan Facility.

Term Loans means an extension of credit by a Lender to the Borrower pursuant to Section 2.02.

Term Note means a promissory note of the Borrower in substantially the form of Exhibit B-2, evidencing the obligation of Borrower to repay the Term Loans and all renewals and extensions of all or any part thereof.

Threshold Amount at any time means an amount equal to ten (10%) of the Borrower’s consolidated assets measured as of the close of the then most recent fiscal quarter end.

 Triggering Sale means receipt of any Insurance Payment and any Disposition (including sales of stock or other equity interests of Subsidiaries) (other than a Disposition permitted by Section 7.07(a) or (b)) by the Borrower or any Subsidiary of the Borrower to any other Person (other than to the Borrower or to a Wholly-Owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by any Company for such Disposition and from any Insurance Payments, when aggregated with the Net Cash Proceeds from all such other Dispositions by all Companies occurring since the Restatement Date and all Insurance Payments received by all Companies since the Restatement Date, equals or exceeds the Threshold Amount. The portion of the Net Cash Proceeds in excess of the Threshold Amount is herein called the “Reduction Amount.”

Triggering Sale Certificate means with respect to any Triggering Sale, a certificate of a Responsible Officer of the Borrower delivered pursuant to Section 6.02(d) identifying such Triggering Sale and specifying the date of receipt by a Company of Net Cash Proceeds realized by any Company from a Disposition or from any Insurance Payment and specifying the amount thereof and the Reduction Amount, if any.

Type means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

2002 Closing Date means May 20, 2002, the date upon which the Original Credit Agreement was executed by the Borrower, the MLP, the Original Lenders and the initial administrative agent.

Unfunded Pension Liability means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

United States or U.S. means the United States of America, its fifty states and the District of Columbia.

Unreimbursed Amount has the meaning set forth in Section 2.14(c)(i).

Voting Stock means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.

Wholly-Owned when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding equity interests (except shares required as directors’ qualifying shares) shall be owned by such Person or one or more of its Wholly-Owned Subsidiaries.

1.02        Other Interpretive Provisions.

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           (i)            The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

(iii)          The term “including” is by way of example and not limitation.

(iv)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)           Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03        Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

1.04        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05        References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

ARTICLE II.

THE COMMITMENTS AND BORROWINGS

2.01        Revolver Loans.  Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Revolver Lender severally, but not jointly, agrees to make revolving loans (each such Loan a “Revolver Loan”) to Borrower from time to time on any Business Day during the period from the Restatement Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Revolver Lender’s Pro Rata Share of one or more Borrowings not to exceed, when aggregated with the Outstanding Amount of the L/C Obligations, such Revolver Lender’s Revolver Commitment.   Such Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date.

2.02        Term Loans.  Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Term Lender severally, but not jointly, agrees to make Term Loans to Borrower in a single disbursement on the Restatement Date (but in no event or under any circumstances later than December 30, 2005) in an aggregate amount not to exceed at any time outstanding the amount of such Term Lender’s Pro Rata Share of the Term Loan Commitment.  If all or a portion of the Term Loan Principal Debt is paid or prepaid, then the amount so paid or prepaid may not be reborrowed. Any portion of the Term Loan Commitment that remains undisbursed after the initial disbursement under the Term Loan Facility shall be reduced to zero and cancelled on the date of such initial disbursement.

2.03        Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, or the requested date of any Borrowing of Base Rate Loans.  Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by an authorized officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrowing, conversion or continuation (as applicable) is under the Revolver Facility or the Term Loan Facility, (ii) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m., New York time, on the Business Day specified in the applicable Borrowing Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan.  During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)           The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any given time with respect to Loans.

2.04        Prepayments.

(a)           Optional Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Loans outstanding under the Revolver Facility and/or the Term Loan Principal Debt without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares as directed by the Borrower or if no such direction is given, first, to repayment of the Term Loan Principal Debt, until paid in full, and then to repayment of the Revolver Principal Debt.

Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, any payment or prepayment of the Revolver Loans may be reborrowed by Borrower, subject to the terms and conditions hereof; but in no event following a payment or prepayment of Term Loans may any amount of the Term Loans so paid or prepaid be reborrowed.

(b)           Mandatory Prepayments from Net Cash Proceeds.

(i)            If any portion of the Reduction Amount from any Triggering Sale (including any deferred purchase price therefor) has not been Reinvested within one hundred eighty (180) days from the receipt by such Company of such Reduction Amount (including receipt of any deferred payments for any such Triggering Sale or portion thereof, if and when received), then on the Business Day following such one hundred eightieth (180th) day the Aggregate Commitments shall be automatically and permanently reduced, and the Loans shall be prepaid, in an amount equal to the portion of the Reduction Amount that is not so Reinvested, as provided in Section 2.04(b)(vi).  Net Cash Proceeds from Insurance Payments and Dispositions that equal, when aggregated with Net Cash Proceeds from all Insurance Payments and Dispositions since the Restatement Date, an amount less than the Threshold Amount shall not be required to be used for mandatory prepayments or commitment reductions pursuant to this Section 2.04(b).

(ii)           Subject to the second proviso of Section 2.04(b)(vi),which is controlling over the provisions of this Section 2.04(b)(ii) if the circumstances therein described exist or would exist, upon receipt by any Company of any Reduction Amount, the Borrower (A) shall deliver a Triggering Sale Certificate to the Administrative Agent and each Lender pursuant to Section 6.02(d) and (B) shall, or shall cause the applicable Company to, deposit an amount equal to the Reduction Amount into an account with the Administrative Agent or another Agent, as elected by the Administrative Agent (the “Proceeds Account”); provided, however, that the Borrower shall not be required to deposit an amount that is more than the amount of the Aggregate Commitments.  Such Reduction Amount shall remain in the Proceeds Account until the earliest of (x) the date such Reduction Amount is Reinvested, (y) the one hundred eightieth (180th) day following the receipt of such Reduction Amount or (z) the occurrence of an Event of Default. If such Reduction Amount has been Reinvested within such one hundred (180) day period as reflected on the Reinvestment Certificate delivered to the Administrative Agent pursuant to Section 6.02(e), then there shall be no permanent reduction of the Aggregate Commitments.  However, if the Reduction Amount has not been Reinvested within one hundred (180) days following its receipt by any Company, on the Business Day following such one hundred eightieth (180th) day, the Aggregate Commitments shall be automatically and permanently reduced by the amount of such Reduction Amount not Reinvested within such one hundred eighty (180) day period, as provided in Section 2.04(b)(vi); and on such date the Borrower shall also prepay the Loans or Cash Collateralize the L/C Obligations if required by Section 2.04(c); provided, further, that if as the result of an Event of Default the Loans have become due and payable pursuant to Section 8.02 or otherwise, the Administrative Agent may, without notice, apply all funds in the Proceeds Account to repayment of the Obligations immediately after the occurrence of such Event of Default.

(iii)          If any Net Cash Proceeds are received by the MLP from an MLP Equity Offering, the Aggregate Commitments shall be permanently reduced, and the Loans shall be prepaid by the Borrower immediately after receipt of such Net Cash Proceeds by the MLP, in an amount equal to the amount of Net Cash Proceeds received by the MLP from such MLP Equity Offering, as provided in Section 2.04(b)(vi).

(iv)          If Net Cash Proceeds in excess of $15,000,000 are received by the MLP, the Borrower or any of their respective Subsidiaries from a Senior Debt Offering, the Aggregate Commitments shall be permanently reduced, and the Loans shall be prepaid, immediately upon receipt of such Net Cash Proceeds, in an amount equal to the amount of Net Cash Proceeds in excess of $15,000,000 received by the MLP, the Borrower or any of their respective Subsidiaries from such Senior Debt Offering, as provided in Section 2.04(b)(vi).

 (v)          Commencing with the fiscal year-ending December 31, 2006, and annually thereafter within 90 days of each fiscal year-end, Borrower shall make a mandatory prepayment equal to fifty percent (50%) of Excess Cash Flow, which shall be applied as provided in Section 2.04(b)(vi).

(vi)          The prepayments and commitment reductions provided for in this Section 2.04(b) shall be applied as follows, unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of Section 2.11(d) shall apply): (A) first, as a repayment of the Term Loan Principal Debt, until paid in full, unless prior to such prepayment the Required Lenders consent to the Borrower’s use of such Net Cash Proceeds for an Acquisition approved by the Required Lenders, and (B) second, as a repayment of the Revolver Principal Debt; provided that such repayment of Revolver Principal Debt will not result in or require a corresponding reduction in the Aggregate Revolver Commitment; provided further, however, if Net Cash Proceeds in excess of 25% of Borrower’s consolidated assets (valued as of the close of the then most recent fiscal quarter-end) are or would be received in connection with any Triggering Sale and on a pro forma basis the Borrower would not be in compliance with its financial covenants taking such Triggering Sale (or the events giving rise to such Triggering Sale) into account, then the Borrower shall use 100% of such Net Cash Proceeds to reduce pro rata Term Loan Principal Debt and the Aggregate Revolver Commitments with a corresponding reduction in the Revolver Principal Debt in an amount equal to the reduction in the Aggregate Revolver Commitments until the Revolver Principal Debt is reduced to zero at which point no further prepayment of Revolver Principal Debt using the Net Cash Proceeds from such Triggering Sale is required.

(vii)         All funds held in the Proceeds Account shall be invested in time deposits or certificates of deposit issued by the Administrative Agent or in Investments that constitute Cash Equivalents (provided that the maturities thereof shall not exceed 45 days). All interest and income earned on the amounts held in the Proceeds Account shall be applied as the other funds held in the Proceeds Account.

(viii)        The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a lien on, and security interest in and to, the Proceeds Account and all monies, cash, checks, drafts, certificates of deposit, instruments, investment property, and other items received by Administrative Agent for deposit therein and held therein, as security for the Obligations. The rights granted by this Section 2.04(b)(ix) shall be in addition to the rights of the Administrative Agent under any statutory banker’s Lien or the common law right of setoff.

(c)           Mandatory Payments/Reductions.  If for any reason the Outstanding Amount of all Revolver Loans and L/C Obligations at any time exceeds the Aggregate Revolver Commitments then in effect, the Borrower shall immediately prepay Revolver Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

(d)           Prepayments: Interest/Consequential Loss.  All prepayments under this Section 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under Section 3.05.

2.05        Reduction or Termination of Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolver Commitments or (prior to funding the Term Loan) permanently reduce the Aggregate Term Loan Commitments or permanently reduce the Aggregate Revolver Commitments to an amount not less than the sum of the Outstanding Amount of the then existing (i) Revolver Principal Debt and (ii) L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of

$10,000,000 or any whole multiple of $1,000,000 in excess thereof.  The Administrative Agent shall promptly notify the affected Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Aggregate Revolver Commitments or Aggregate Term Loan Commitments, as the case may be,  may not be increased.  Any reduction of the Aggregate Revolver Commitments shall be applied to the Revolver Commitment of each Revolver Lender according to its Pro Rata Share, and any reduction of the Aggregate Term Loan Commitments shall be applied to the Term Loan Commitment of each Term Lender according to its Pro Rata Share.  All commitment fees on the portion of the Aggregate Revolver Commitments so terminated which have accrued to the effective date of any termination of the Aggregate Revolver Commitments shall be paid on the effective date of such termination.

2.06        Repayment of Loans.

(a)           Revolver Loans. The Borrower shall repay to the Revolver Lenders on the Maturity Date the aggregate Revolver Principal Debt outstanding on such date.

(b)           Term Loans. The Borrower shall repay to the Term Lenders the Term Loan Principal Debt in quarterly installments on the last Business Day of each March, June, September and December during the term of this Agreement and on the Maturity Date, such installments commencing on June 30, 2006, each installment in the amount of $912,500 (representing 1/400th of the Term Loan Principal Debt outstanding on the Restatement Date) (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.04), with the remaining Term Loan Principal Debt being payable in full on the Maturity Date.

2.07        Interest.   (a)  Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           While any Event of Default exists or after acceleration (i) the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law, and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)           If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect.  In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Loans or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on such Outstanding Amount.

2.08        Fees.   (a)  Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolver Commitments (subject to reduction pursuant to Section 2.05) exceeds the sum of (i) the Outstanding Amount of Revolver Loans plus (ii) the Outstanding Amount of L/C Obligations.  The commitment fee shall accrue at all times from the Restatement Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears.  The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b)           Arrangers’ and Administrative Agent’s Fees.   On the Restatement Date, the Borrower shall pay certain fees to the Arrangers and Administrative Agent to be shared among them and the Borrower shall pay certain fees to the Administrative Agent for the Administrative Agent’s own account as an administrative agency fee, in the amounts and at the times specified in the letter agreement dated December 2, 2005 (the “Agent/Arranger Fee Letter”), among the MLP, the Borrower, the Arrangers and the Administrative Agent.  Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.  Additionally, Borrower shall pay to the Administrative Agent for the Administrative Agent’s own account the fees in the amounts and on the dates specified in the Agent/Arranger Fee Letter.

2.09        Computation of Interest and Fees.  Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.  Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.10        Evidence of Debt.   (a)  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or the L/C Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control.  Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by one or more Notes.  Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Revolver Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolver Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolver Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

2.11        Payments Generally.  (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m., New York time, on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 11:00 a.m., New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)           If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrower may direct.

(d)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if a Default or Event of Default exists, any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all other fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 2.11(d)(ii), a “ratable payment” for any Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or the Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (iii) to the ratable payment of accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (iii) the Outstanding Amount of Obligations under Lender Hedging Agreements refers only to payments owing pursuant to Section 2(a) of the 2002 Master Agreement form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iii), “ratable payment” means, for any Lender (or Lender Affiliate, in the case of Lender Hedging Agreements), on any date of determination, that proportion which the accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Lender Affiliate, in the case of Lender Hedging Agreements) bears to the total accrued and unpaid interest on the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging

Agreements owed to all Lenders (and Affiliates, in the case of Lender Hedging Agreements)); (iv) to the ratable payment of the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements (it being understood that for purposes of this clause (iv) the Outstanding Amount of Obligations under Lender Hedging Agreements refers to payments owing in connection with an Early Termination Amount as defined in the 2002 Master Agreement form promulgated by the ISDA (or equivalent type payment obligation if some other form of Swap Contract is in effect)(as used in this Section 2.11(d)(iv), “ratable payment” means for any Lender (or Lender Affiliate, in the case of Lender Hedging Agreements), on any date of determination, that proportion which the Outstanding Amount of Loans and the Outstanding Amount of Obligations under Lender Hedging Agreements owed to such Lender (or Lender Affiliate, in the case of Lender Hedging Agreements) bears to the Outstanding Amount of Loans owed to all Lenders)(and Affiliates, in the case of Lender Hedging Agreements)); (v) to Cash Collateralize the Letters of Credit; and (vi) to the payment of the remaining Obligations, if any, in the order and manner the Required Lenders deem appropriate.

(e)           Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan, included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

(f)            If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g)           The obligations of the Lenders hereunder to make Loans are several and not joint.  The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(h)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12        Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in the L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent, of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.13        Priority of Hedging Obligations and Banking Service Obligations.  Any amounts received in satisfaction of any Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement, Obligations under any Lender Hedging Agreement and Obligations in connection with any Banking Services, shall rank pari passu in right of payment and shall be used to repay such Obligations on a pro rata basis, unless specified otherwise in Section 2.11(d).

2.14        Letters of Credit.   (a)  The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolver Lenders forth in this Section 2.14, (1) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolver Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Subsidiaries; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolver Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Revolver Loans would exceed the Aggregate Revolver Commitments, (y) the aggregate Outstanding Amount of the Revolver Loans of any Revolver Lender, plus such Revolver Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolver Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the 2002 Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the 2002 Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           subject to Section 2.14(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders who have a Revolver Commitment have approved such expiry date;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders who have a Revolver Commitment have approved such expiry date;

(D)          the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer generally applicable to all borrowers; or

(E)           such Letter of Credit is in a face amount less than $100,000, or is to be used for a purpose other than as described in Section 6.12 or is denominated in a currency other than Dollars.

(iii)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolver Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Revolver Lender’s Pro Rata Share (based on the Aggregate Revolver Commitments) times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such

Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal.  Once an Evergreen Letter of Credit has been issued, the Revolver Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if it has received notice on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders who have a Revolver Commitment have elected not to permit such renewal or (2) from any Revolver Lender stating that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and directing the L/C Issuer not to permit such renewal.  Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.   Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolver Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Revolver Lender’s Pro Rata Share (based on the Aggregate Revolver Commitments) thereof.  In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Revolver Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Revolver Loans, but subject to the amount of the unutilized portion of the Aggregate Revolver Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.14(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Revolver Lender (including the Revolver Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.14(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share (based on the Aggregate Revolver Commitments) of the Unreimbursed Amount not later than 11:00 a.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.14(c)(iii), each Revolver

Lender that so makes funds available shall be deemed to have made a Base Rate Revolver Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Revolver Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolver Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.14(c) (ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolver Lender in satisfaction of its participation obligation under this Section 2.14.

(iv)          Until each Revolver Lender funds its Loan or L/C Advance pursuant to this Section 2.14(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolver Lender’s Pro Rata Share of such amount (based on the Aggregate Revolver Commitments) shall be solely for the account of the L/C Issuer.

(v)           Each Revolver Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.14(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolver Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolver Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolver Lender pursuant to the foregoing provisions of this Section 2.14(c) by the time specified in Section 2.14(c)(ii), the L/C Issuer shall be entitled to recover from such Revolver Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any such Revolver Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolver Lender such Revolver Lender’s L/C Advance in respect of such payment in accordance with Section 2.14(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash Collateral applied thereto by the

Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Revolver Lender its Pro Rata Share (based on the Aggregate Revolver Commitments) thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.14(c)(i) is required to be returned, each Revolver Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof (based on the Aggregate Revolver Commitments) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolver Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.14(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.   Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).  The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit accounts at any Lender.

(h)           Applicability of ISP98.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(i)            Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolver Lender in accordance with its Pro Rata Share (based on the Aggregate Revolver Commitments) a Letter of Credit fee for each Letter of Credit issued equal to the Applicable Rate times the actual daily undrawn amount under each Letter of Credit.  Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date.  If there is any change in the Applicable Rate during any quarter, the actual daily undrawn amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit issued equal to the greater of (i) $500 or (ii) ¼ of 1% calculated on the face amount thereof.   Such fronting fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date.  The Borrower shall also pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such fees and charges are due and payable on demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.15        Aggregate Revolver Commitment Increase.

(a)           Request for Increase.  Provided no Default or Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify each of the Revolver Lenders), the Borrower may from time to time request an increase in the Aggregate Revolver Commitments by an amount for all such requests not exceeding $200,000,000; provided that any such request for an increase in the Aggregate Revolver Commitments shall be in a minimum amount of $25,000,000.  At the time of delivery of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolver Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Revolver Lenders).

(b)           Revolver Lender Elections to Increase.  Each Revolver Lender shall notify the Administrative Agent within such requested time period whether or not it agrees to increase its Revolver Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Revolver Lender not responding within such requested time period shall be deemed to have declined to increase its Revolver Commitment.

(c)           Notification by Administrative Agent; Additional Revolver Lenders.  The Administrative Agent shall notify the Borrower and each Revolver Lender of each of the Revolver Lenders’ responses to the request made hereunder to increase the Aggregate Revolver Commitments.  To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Revolver Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.  The Borrower shall have 30 calendar days from the date the Administrative Agent notifies the Borrower of the Revolver Lenders’ responses to the request to increase the Aggregate Revolver Commitments to invite additional Eligible Assignees and have them enter into a joinder agreement.

(d)           Effective Date and Allocations.  If the Aggregate Revolver Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Revolver Lenders in writing of the final allocation of such increase and the Increase Effective Date.

(e)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Revolver Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists.

(f)            Conflicting Provisions.  This Section shall supersede any provisions in Sections 2.12 or 10.01 to the contrary.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto; excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

(d)           The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03        Inability to Determine Rates.  If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower and all Lenders.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)           If any Lender determines that as a result of a Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)           If any Lender determines a Change in Law has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital, then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)           The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), without proration or offset, additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

3.05        Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.   The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Matters Applicable to all Requests for Compensation.  A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitment and payment in full of all the other Obligations.

ARTICLE IV.
CONDITIONS PRECEDENT TO AMENDMENT
AND RESTATEMENT OF AGREEMENT

4.01        Conditions Precedent to Amendment and Restatement of Agreement.  The amendment and restatement of this Agreement on the Restatement Date is subject to, and will take effect upon, satisfaction of the following conditions precedent on or prior to such date:

(a)           Receipt of senior secured debt ratings on the Term Loan from Moody’s and S&P satisfactory to the Administrative Agent and Arrangers.

(b)           The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party or other Person party thereto, each dated the Restatement Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Date), and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

 (i)           if required by the Lenders’ counsel, executed counterparts of an Assignment and Assumption from all lenders under the Fourth Amended and Restated Credit Agreement who will not be Lenders under this Agreement, assigning all of their rights and obligations under the Fourth Amended and Restated Credit Agreement (including all of their respective commitments and loans and participations in letters of credit thereunder and all liens and security interests granted as security for indebtedness under the Fourth Amended and Restated Credit Agreement) to the Administrative Agent and Administrative Agent shall have accepted and recorded such assignments and the Borrower shall also have consented to such assignments;

(ii)           executed counterparts of this Agreement, the Amended and Restated Subsidiary Guaranty, the Amended and Restated MLP Guaranty, amendments and/or supplements to any or all existing Mortgages from any Loan Party covering Mortgaged Properties if deemed advisable by Administrative Agent or its counsel and all other Collateral Documents, as amended, restated, supplemented or modified as deemed advisable by the Administrative Agent or its counsel, each dated as of the Restatement Date; provided, however, the security interests granted in certain Collateral may be perfected up to 30 days after the Restatement Date, with such additional extensions of time thereafter as may be granted by the Administrative Agent in its reasonable discretion;

(iii)          Notes executed by the Borrower in favor of each Lender requesting such Notes, each Revolver Note in a principal amount equal to such Revolver Lender’s Revolver Commitment, each Term Note in a principal amount equal to such Term Lender’s Term Loan Commitment, and each Note dated as of the Restatement Date;

(iv)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v)           such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization;

(vi)          a certificate signed by a Responsible Officer of the Borrower certifying (A) that the representations and warranties contained in Article V are true and correct in all material respects on and as of the Restatement Date, (B) that no Default or Event of Default had occurred and was continuing under the Fourth Amended and Restated Credit Agreement as of the Restatement Date and no Default or Event of Default has occurred and is continuing under this Agreement as of the Restatement Date, (C) since December 31, 2004 there has occurred no material adverse change in (x) the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower and Guarantors, taken as a whole, or (y) any of the businesses, assets or liabilities acquired or assumed by the Borrower, (D) that as of the Restatement Date there are no material environmental or material legal issues affecting any Loan Party or any of the Collateral, (E) all necessary governmental and third party approvals necessary or required for any Loan Party to enter into this Agreement or any of the Loan Documents has been obtained, (F) except as previously disclosed by the Borrower in writing, there is no litigation, investigation or proceeding known to and affecting the Borrower or any Borrower Affiliate for which the Borrower is required to give notice pursuant to Section 6.03(c) (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by Section 6.03(c) shall be given concurrently with the delivery of the certificate given pursuant to this clause (vi)), and (G) that no action, suit, investigation or proceeding is pending or to his knowledge, threatened in any court or before any arbitrator or governmental authority by or against the Borrower, any Guarantor, the General Partner, or any of their respective properties, that (y) could reasonably be expected to materially and adversely affect the Borrower and the Guarantors, taken as a whole, or (z) seeks to affect or pertains to any transaction contemplated hereby or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents;

(vii)         a certificate of a Responsible Officer (a) of the Borrower demonstrating compliance with all financial covenants on a pro forma basis for the quarter ended September 30, 2005, (b) of the Borrower as to the satisfaction of all conditions specified in this Section 4.01 and Section 4.02 and (c) stating that no Default or Event of Default exists under this Agreement or will exist immediately after funding the initial Loans hereunder;

(viii)        a certificate from the chief financial officer of the Borrower, in form and substance satisfactory to the Arrangers, certifying that neither the Borrower and its Subsidiaries on a consolidated basis nor the MLP and its Subsidiaries on a consolidated basis are, or will be “insolvent” as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. §24.003;

(ix)           an opinion from Hogan & Hartson, L.L.P., counsel to each Loan Party and the General Partner, in form and substance satisfactory to the Administrative Agent and its counsel; and

(x)            such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(c)           Satisfactory evidence in form and substance satisfactory to counsel for the Lenders and the Administrative Agent that all amounts (other than fees and expenses which shall be paid) owing under the Fourth Amended and Restated Credit Agreement have been, or concurrently with the closing of this Agreement will be, refinanced (but not repaid or extinguished) and all commitments of the lenders thereunder shall have terminated and all security interests granted thereunder or in connection therewith have been assigned, conveyed, and carried forward to secure the Obligations under this Agreement.

(d)           Any fees due and payable at the Restatement Date shall have been paid including, without limitation, payment of fees and expenses pursuant to the Agent/Arranger Fee Letter.

(e)           The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Restatement Date.

(f)            Documents, executed by each Company that has assets or conducts business, in appropriate form for recording, where necessary, together with:

(i)            such Lien searches as the Administrative Agent shall have reasonably requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens (other than Permitted Liens) in favor of any Persons;

(ii)           funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements or UCC-3 amendment financing statements, or fees associated with the filing of the Mortgages or amendments or supplements to Mortgages;

(iii)          evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance pertaining to the Collateral;

(iv)          such consents, estoppels, subordination agreements and other documents and instruments executed by landlords and other Persons party to material contracts relating to any Collateral as to which the Administrative Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Administrative Agent or any Lender;

(v)           certificates evidencing all of the issued and outstanding shares of capital stock, partnership interests, or membership interests pledged pursuant thereto, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities pledged pursuant thereto are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with the Uniform Commercial Code; and

(vi)          evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), and to enhance the Administrative Agent’s ability to preserve and protect its interests in and access to the Collateral, have been taken.

(g)           Delivery to the Administrative Agent of a mortgagee title policy issued by First American Title Insurance Company insuring a Lien against the Javelina Gas Plant in an amount not less than $5,000,000, in form and substance satisfactory to Administrative Agent.

(h)           The Administrative Agent’s receipt (with sufficient copies for all Lenders) of the certificate of formation of the Borrower, together with all amendments, certified by an appropriate governmental officer in its jurisdiction of organization, as well as any other information required by Section 326 of the USA Patriot Act or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA Patriot Act.

(i)            The Restatement Date and the initial funding under this Agreement shall occur on or before December 30, 2005.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Date, and such notice shall be conclusive and binding.

4.02        Conditions to all Loans and L/C Credit Extension.  The obligation of each Lender to honor any Borrowing Notice and the obligation of the L/C Issuer to issue any Letter of Credit is subject to the following conditions precedent:

(a)           The representations and warranties of the Loan Parties contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, including, but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date of such Loan is made, continued or converted, as applicable, or such Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)           No Default or Event of Default shall exist or would result from such proposed Loan, continuation or conversion, or L/C Credit Extension.

(c)           The Administrative Agent and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

(d)           The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

4.03        Conditions Precedent to Funding Loans for Acquisitions.  The obligation of each Revolver Lender to fund its portion of any Revolver Loan to finance a Permitted Acquisition shall be subject to (i) satisfaction of the conditions precedent set forth in Section 4.02 and (ii) the additional condition precedent that if the purchase price for such Permitted Acquisition exceeds $50,000,000, then the Borrower shall deliver to the Administrative Agent and the Revolver Lenders at least five Business Days before any requested funding of a Revolver Loan to fund such Permitted Acquisition (a) audited financial statements pertaining to the Person or business proposed to be acquired (or if audited financial statements are not available, copies of historical financial statements satisfactory in form and substance to the Agents pertaining to the Person or business proposed to be acquired) and (b) a Compliance Certificate demonstrating pro forma compliance with the financial covenants set forth in Section 7.15.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and each of the MLP and each Subsidiary Guarantor by its execution of the Amended and Restated MLP Guaranty and Amended and Restated Subsidiary Guaranty, respectively, represents and warrants to the Administrative Agent and the Lenders that:

5.01        Existence; Qualification and Power; Compliance with Laws.  As of the Restatement Date, the Borrower is a direct wholly-owned subsidiary of the MLP and MarkWest Parent owns at least 51% of the General Partner.  MarkWest Parent, the General Partner and each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (e) is not a Person (I) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), or (II) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (II) on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order, and (f) is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (B) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds of the Loans or L/C Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.02        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not to the extent which could reasonably be expected to have a Material Adverse Effect: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation (other than Liens was created pursuant to the Loan Documents) to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

5.03        Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, except for the filings in connection with the granting of security interests pursuant to the Collateral Documents, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The audited financial statements delivered to the Lenders pursuant to Section 6.01 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.  Such financial statements: (i) fairly present the financial condition of the entities therein named and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) show all material indebtedness and other liabilities, direct or contingent, of the entities therein named and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(b)           Since December 31, 2004, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the MLP or the Borrower threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Borrower Affiliate or against any of their properties or revenues which (a) seek to affect or pertain this Agreement or any other Loan Document, the borrowing of Loans, the use of the proceeds thereof, or the issuance of Letters of Credit hereunder, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.  Neither the Borrower nor any Borrower Affiliate is in default under or with respect to any Contractual Obligation which could be reasonably expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.  There is no default under any Material Agreement that could reasonably be expected to have a Material Adverse Effect.

5.08        Ownership of Property; Liens.  Each Loan Party and its Subsidiaries have good title to, or valid leasehold interests in, all its real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect, and the property of the MLP, the Borrower and their respective Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09        Environmental Compliance.  The MLP and the Borrower have reasonably concluded that (a) there are no claims alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used the Borrower or any Borrower Affiliate that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by the Borrower or any Borrower Affiliate of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of the Borrower and the Borrower Affiliates are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the Borrower Affiliates operate.

5.11        Taxes.  The Borrower and the Borrower Affiliates have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Borrower Affiliate or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect.

5.12        ERISA Compliance.  The representations and warranties set forth in this Section 5.12 shall apply only if the Borrower or an ERISA Affiliate establishes a Plan.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the MLP and the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect.  The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the best knowledge of the MLP or the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the MLP nor the Borrower nor any ERISA Affiliate has engaged in or knowingly permitted to occur and, to the Borrower’s and the MLP’s knowledge, no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i)            No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

5.13        Subsidiaries and other Investments.  As of the Restatement Date the Borrower will have no Subsidiaries other than those specifically disclosed in Schedule 5.13, and will have no equity investment in any other corporation or other entity other than those specifically disclosed in Schedule 5.13.  From and after the Restatement Date, the MLP has no Subsidiaries other than the Borrower and the Borrower’s Subsidiaries.

5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use of Proceeds

(a)           Neither the Borrower nor any Borrower Affiliate is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.   Margin stock constitutes less than 25% of those assets of each Loan Party which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

(b)           Neither the Borrower nor any Borrower Affiliate, no Person controlling the Borrower or any Borrower Affiliate, or any Subsidiary thereof (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c)           The Borrower will use all proceeds of Credit Extension in the manner set forth in Section 6.12.

5.15        Disclosure.  All material factual information hereto furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, as modified or supplemented by other information so furnished, is true and accurate in all material respects, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.  All estimates and projections delivered to the Administrative Agent or any Lender were based upon information that was available at the time such estimates or projections were prepared and believed to be correct and upon assumptions believed to be reasonable; however, the Borrower does not warrant that such estimates and projections will ultimately prove to have been accurate.

5.16        Labor Matters.  To the Borrower’s and the MLP’s knowledge, there are no actual or threatened strikes, labor disputes, slowdowns, walkouts, or other concerted interruptions of operations that could reasonably be expected to have a Material Adverse Effect.

5.17        Compliance with Laws.  Neither the Borrower nor any Borrower Affiliate is in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Borrower Affiliate has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which non-compliance could not reasonably be expected to have a Material Adverse Effect.

5.18        Third Party Approvals.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except where obtained or where the failure to receive such approval, consent, exemption, authorization, or the failure to do such other action by, or provide such notice could not reasonably be expected to have a Material Adverse Effect; and provided, however, that the transfer of rights in certain Collateral consisting of rights under contracts to a foreclosure purchaser may, in some instances, require the consent of third parties who have rights in such Collateral.

5.19        Solvency.  Neither the Borrower and its Subsidiaries on a consolidated basis nor the MLP and its Subsidiaries on a consolidated basis are “insolvent” as such term is used and defined in (i) the United States Bankruptcy Code or (ii) the Texas Uniform Fraudulent Transfer Act, Tex. Bus. & Com. Code Ann. §24.003, or will be deemed “insolvent” after giving effect to the transactions contemplated by this Agreement.

5.20        Collateral.

(a)           The provisions of each of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal valid and enforceable first priority security interest in all right, title and interest of each Company in the Collateral described therein, except as otherwise permitted hereunder; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to all Security Agreements and Mortgages.

(b)           All representations and warranties of each Loan Party thereto contained in the Collateral Documents are true and correct in all material respects (it being understood that any such representations and warranties that relate to a specific date or period of time shall be limited for the purposes of this Section 5.20 to such date or period of time).

(c)           None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any Borrower Affiliate is a party or by which the Borrower or any Borrower Affiliate or the property of the Borrower or any Borrower Affiliate is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrower and the MLP shall, and shall cause each of their Subsidiaries to:

6.01        Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of the MLP, consolidated balance sheets of the MLP and its Subsidiaries as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of the MLP, if any, all in reasonable detail, audited and accompanied by a report and opinion of KPMG, LLP or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders;

(b)           as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the MLP, an unaudited consolidated balance sheet of the MLP and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year of the MLP and the corresponding portion of the previous fiscal year of the MLP, all in reasonable detail and certified by a Responsible Officer of the Borrower, as applicable, as fairly presenting the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)           within 45 days after the end of each Fiscal Year, Borrower shall deliver a one year projection/budget for the MLP for the year following such Fiscal Year.

6.02        Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate in form of Exhibit C signed by a Responsible Officer of the Borrower and a Responsible Officer of the MLP;

(b)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities

Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)           promptly after execution thereof, copies of Material Agreements and any material amendment thereto;

(d)           no later than ten (10) days after any Company’s receipt of any Net Cash Proceeds resulting from a Triggering Sale, a Triggering Sale Certificate relating to such Triggering Sale;

(e)           no later than ten (10) days after any Company has Reinvested any Reduction Amount, a Reinvestment Certificate describing the amount, date and particulars relating to the Reduction Amount so Reinvested; and

(f)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party as the Administrative Agent, at the request of any Lender, may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them.

6.03        Notices.  Promptly notify the Administrative Agent and each Lender:

(a)           of the occurrence of any Default or Event of Default, as soon as possible but in any event within ten (10) days after the occurrence thereof;

(b)           of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between any Loan Party and any Governmental Authority; and (iii) any dispute, litigation, investigation or proceeding involving any Loan Party related to any Environmental Law;

(c)           of any litigation, investigation or proceeding known to and affecting the Borrower or any Borrower Affiliate in which (i) the amount involved exceeds (individually or collectively) $3,500,000, or (ii) injunctive relief or other relief is sought, which could be reasonably expected to have a Material Adverse Effect; and

(d)           of any material change in accounting policies or financial reporting practices by the Borrower or the MLP.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.04        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) the Obligations, (b) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (c) all lawful claims which, if unpaid, would by law become a Lien upon its property; except, in the case of clause (b) or (c), where (x) the validity thereof are being contested in good faith by appropriate proceedings and (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Loan Party.

6.05        Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Sections 7.06 and 7.07, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Sections 7.06 and 7.07.

6.06        Maintenance of Assets and Business.  (a) Maintain all material properties, equipment, licenses, permits, and franchises necessary for its normal business; (b) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, except where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect; (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (e) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance.   (a)  Maintain with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is satisfactory to the Administrative Agent and the Required Lenders and will (i) furnish to the Administrative Agent on each anniversary of the Restatement Date a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Administrative Agent is listed as sole loss payee on property insurance (except as to properties owned by MarkWest Parent or a Subsidiary of MarkWest Parent (other than the MLP and its Subsidiaries) and the Administrative Agent and Lenders are additional insureds on liability insurance, and (ii) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.

(b)           Borrower and MLP will, and will cause each of their respective Subsidiaries to, comply with Section 2.04(b) forthwith upon receipt of any Insurance Payment.

6.08        Compliance with Laws and Contractual Obligations.  (a) Comply in all material respects with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect; and (b) comply with all Contractual

Obligations, except the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.09        Books and Records.   Maintain (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

6.10        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower at the expense of the Administrative Agent or inspecting Lender, as applicable; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.   Additionally, Administrative Agent may, at the request of the Required Lenders, conduct or cause to be conducted a commercial field examination of the Borrower’s and its Subsidiaries’ financial and accounting records and Borrower shall pay the cost of such commercial field examination if such field examination occurs after the occurrence and during the continuation of an Event of Default.

6.11        Compliance with ERISA.  With respect to each Plan maintained by a Company, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect

6.12        Use of Proceeds.   Use proceeds of:

(a)           the Term Loan Facility to refinance the Borrower’s Indebtedness outstanding under the Fourth Amended and Restated Credit Agreement;

(b)           the Revolver Facility to (i) refinance the Borrower’s Indebtedness outstanding under the Fourth Amended and Restated Credit Agreement, (ii) finance working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, (iii) issue Letters of Credit, (iv) finance Permitted Acquisitions and Capital Expenditures by the Borrower and its Subsidiaries subject to compliance with this Agreement, including Sections 7.02 and 7.10, (v) fund Quarterly Distributions to the extent permitted by Sections 7.08(b) and (c) in an amount not to exceed during any twelve consecutive month period the product obtained by multiplying the total number of MLP common and subordinated units outstanding by $0.75, and (vi) pay fees, costs and expenses owed pursuant to this Agreement.

6.13        Material Agreements.  Enforce the obligations of MarkWest contained in the indemnification provisions of the Omnibus Agreement, and enforce all other obligations of the MarkWest Parties contained in the Material Agreements to the same extent as they would enforce similar obligations of unrelated third parties.

6.14        Guaranties.  As an inducement to the Administrative Agent and Lenders to enter into this Agreement, the MLP and each Subsidiary that (i) executed a Guaranty pursuant to the Original Credit Agreement, the First Amended and Restated Credit Agreement and/or the Second Amended and Restated Credit Agreement and/or the Third Amended and Restated Credit Agreement and/or the Fourth Amended and Restated Credit Agreement and (ii) remains party to such Guaranty immediately prior to the Restatement Date shall execute an amended and restated Guaranty in connection with this Agreement, in form and substance acceptable to the Administrative Agent.  In addition, at the time of the formation or acquisition of any Subsidiary of the Borrower or MLP, the MLP and/or Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty in form and substance reasonably acceptable to the Administrative Agent providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents in form and substance satisfactory to the Administrative Agent creating liens and security interests in all assets and properties of such Subsidiary and in the equity interests in such Subsidiary, and (c) certified copies of such Subsidiary’s Organization Documents and if requested by the Administrative Agent, opinions of counsel with respect to such Subsidiary and such Guaranty, and (d) such other documents and instruments as may be required with respect to such Subsidiary pursuant to Section 6.15.

6.15        Further Assurances; Additional Collateral.  (a) The Borrower and the MLP shall cause the MLP and each Subsidiary of the Borrower or the MLP to take such actions and to execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent on behalf of the Lenders shall, at all times, have received currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the assets of the MLP and each Subsidiary of the Borrower and the MLP, including all capital stock, partnership, joint venture, membership interests, or other equity interests; provided, however that (i) MarkWest Energy Appalachia, L.L.C.  shall not be required to grant a Lien on its interests in the Equitable Leases, and (ii) unless otherwise requested by the Administrative Agent acting upon the direction of the Required Lenders, neither MW Pinnacle, MW PNG, MW Texas PNG nor MW Blackhawk shall be required to grant a Lien on any of their assets, other than assets constituting part of or related to the lateral pipeline transmission systems located in Texas, and the Appleby and Brahaney gas gathering, compressor and processing pipeline systems, as applicable.

(b)           In connection with the actions required pursuant to the foregoing subsection (a), the Borrower and the MLP shall cause the MLP and each Subsidiary of the Borrower and the MLP to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title opinions, title insurance and other documents, and shall use commercially reasonable efforts to obtain landlord and mortgagee waivers and third party consents, as shall be requested by the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent.

(c)           The Liens required by this Section 6.15 shall be first priority perfected Liens in favor of the Administrative Agent for the benefit of the Lenders, subject to no other Liens except Permitted Liens of the type described in Section 7.01 (other than Section 7.01(h)).  If the Administrative Agent shall determine that, as of any date, the Borrower or the MLP shall have failed to comply with this Section 6.15, the Administrative Agent may (and at the direction of the Required Lenders, shall) notify the Borrower in writing of such failure and, within 30 days from and after receipt of such written notice by the Borrower, the Borrower shall execute and deliver to the Administrative Agent supplemental or additional Loan Documents, in form and substance satisfactory to the Administrative Agent and its counsel, securing payment of the Notes and the other Obligations and covering additional assets and properties not then encumbered by any Loan Documents (together with such other information, as may be requested by the Administrative Agent, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent) such that the Administrative Agent shall have received currently effective duly executed and perfected Collateral Documents encumbering substantially all of the assets of the MLP, Borrower and their respective Subsidiaries as required by Section 6.15(a).

6.16        Clean Down Period.  During each calendar year during the term of this Agreement, there shall be a period of fifteen (15) consecutive days (the “Clean Down Period”) during which (a) there are no Distribution Loans outstanding, and (b) no Distribution Loans will be made.

6.17        Mortgagee Title Policy.  By January 3, 2006, the Borrower shall deliver to the Administrative Agent an evaluation or appraisal of the fair market value of the Javelina Gas Plant.  The Administrative Agent shall cause a second mortgagee title policy to be issued by First American Title Insurance Company insuring a Lien against the Javelina Gas Plant in an amount equal to the fair market value of the Javelina Gas Plant.  The Borrower shall pay the title insurance premium associated with such second mortgagee policy at the time such second mortgagee policy is issued.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the MLP and the Borrower agree that they shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

7.01        Liens.  Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the Restatement Date and listed on Schedule 7.01 to this Agreement and any renewals or extensions thereof; provided that the property covered thereby is not increased, the amount of the Indebtedness secured thereby is not increased, and any renewal or extension of the obligations secured or benefited thereby is permitted under this Agreement;

(c)           Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g)           easements, rights-of-way, restrictions and other encumbrances affecting real property which do not, taken as a whole, materially detract from the value of the Mortgaged Properties subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           judgment Liens not giving rise to an Event of Default;

(i)            any Lien existing on any asset (other than stock of a Subsidiary) prior to acquisition thereof by the Borrower or a Subsidiary, and not created in contemplation of such acquisition; provided that (i) no such Lien shall be extended to cover property other than the asset being acquired, (ii) such Lien was not created in contemplation of or in connection with such acquisition, (iii) the Indebtedness thereby secured is permitted by Section 7.04(e) or 7.04(h);

(j)            Liens securing Capitalized Lease obligations; provided that the Indebtedness in respect of such Capitalized Lease is permitted under Section 7.04(e);

(k)           Purchase money Liens upon or in any property acquired by Borrower or any of its Subsidiaries to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition of such property; provided that (i) no such Lien shall be extended to cover property other than the property being acquired, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e);

(l)            Liens reserved in or exercisable under any lease or sublease to which the Borrower or a Subsidiary is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; provided, that the rent under such lease or sublease is not then overdue and the Borrower or Subsidiary is in material compliance with the terms and conditions thereof;

(m)          any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased; and

(n)           Liens incurred in the ordinary course of business in connection with margin requirements under Lender Hedging Agreements not to exceed in the aggregate $5,000,000 at any time outstanding.

7.02        Investments.  Make or own any Investments, except:

(a)           Investments existing on the Restatement Date and listed in Section (b) of

Schedule 5.13;

(b)           Cash Equivalents;

(c)           Investments constituting Indebtedness permitted under Section 7.04(b);

(d)           Investments by the MLP in the Borrower;

(e)           Investments by the Borrower and its Subsidiaries in any Subsidiary of the Borrower that, prior to such Investment, is a Guarantor;

(f)            Acquisition of assets by the Borrower prior to the Restatement Date;

(g)           trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business; and

(h)           Permitted Acquisitions by the Borrower or its Subsidiaries.

7.03        Hedging Agreements.  Enter into any Swap Contracts other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices, or foreign exchange rates and not for purposes of speculation; provided that the Swap Contract shall not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

7.04        Indebtedness.

Create, incur, or assume any Indebtedness except:

(a)           Indebtedness incurred pursuant to the Loan Documents;

(b)           Indebtedness owed by a Subsidiary to the Borrower or to a Wholly-Owned Subsidiary or by the Borrower to a Wholly-Owned Subsidiary of the Borrower; provided, that, in each such case such Indebtedness is evidenced by a promissory note which has been pledged to secure the Obligations and is in the possession of the Administrative Agent;

(c)           intentionally omitted;

(d)           Obligations (contingent or otherwise) of the Borrower, the MLP or any Subsidiary (other than MW Texas PNG, MW PNG, and MW Blackhawk) existing or arising under any Swap Contract to the extent permitted by Section 7.03;

(e)           Indebtedness of the MLP, the Borrower and their respective Subsidiaries (other than MW Texas PNG, MW PNG, and MW Blackhawk) in respect of purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(k); provided, however, that the aggregate amount of such Indebtedness at any one time outstanding shall not exceed $30,000,000;

(f)            Other Indebtedness of the MLP, the Borrower and their respective Subsidiaries (other than MW Texas PNG, MW PNG and MW Blackhawk) not to exceed $30,000,000 in the aggregate principal amount outstanding at any time;

(g)           Indebtedness listed on Schedule 7.04 to this Agreement; and

(h)           Indebtedness of the MLP, the Borrower and their respective Subsidiaries in connection with any Senior Debt Offering; provided Net Cash Proceeds of such Senior Debt Offering are applied as set forth in Section 2.04(b);

Provided, that if any Indebtedness is incurred pursuant to this Section 7.04, both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist.

7.05        Lease Obligations.  Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary on or prior to the Restatement Date and listed on Schedule 7.05 to this Agreement or after the date of this Agreement entered into or assumed in connection with any Permitted Acquisition; provided that, such operating leases will not require the payment of an aggregate amount of payments in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $10,000,000 annually, exclusive of expenses for maintenance, repairs, insurance, taxes, assessments and similar changes.

7.06        Fundamental Changes.  Merge or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; except that, so long as no Default or Event of Default exists or would result therefrom:

(a)           any Person may merge into the Borrower; provided that the Borrower is the surviving entity;

(b)           any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries; provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person;

(c)           any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a Wholly-Owned Subsidiary, then the purchaser must also be a Wholly-Owned Subsidiary; and

(d)           any Person (other than the Borrower or a Subsidiary of the Borrower) may merge into any Subsidiary; provided that such Subsidiary is the surviving entity.

7.07        Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions by the Borrower or its Subsidiaries of inventory in the ordinary course of business;

(b)           Dispositions of property by any Subsidiary to the Borrower, or by any Subsidiary or by the Borrower, to a Wholly-Owned Subsidiary that is a Guarantor; or

(c)           other Dispositions for fair market value; provided no Default or Event of Default then exists or arises as a result thereof; and provided that if the Disposition is for cash and a prepayment is required by Section 2.04(b)(i), the Borrower shall make such prepayment in accordance with such Section.

7.08        Restricted Payments; Distributions and Redemptions.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to the Borrower and to Wholly-Owned Subsidiaries of the Borrower;

(b)           the Borrower (i) may declare and make Quarterly Distributions of Available Cash (as defined in the Limited Liability Company Agreement (Borrower)), (ii) may purchase MLP units under the MLP’s Long-Term Incentive Plan in accordance with, and as defined in, the Limited Liability Company Agreement (Borrower) and the Partnership Agreement (MLP), and (iii) any Guarantor may make redemptions of, or purchase equity interest in, the Borrower or any Guarantor from employees of the Borrower or such Guarantor; provided, that at the time each Quarterly Distribution is made or any purchase or redemption is made no Default or Event of Default exists or would result therefrom; provided further that the aggregate amount expended in any consecutive 12-month period for purchases or redemptions pursuant to clause (iii) above shall not exceed $3,000,000; and

(c)           the MLP may (i) declare and make Quarterly Distributions of Available Cash (as defined in the Partnership Agreement (MLP)) to the extent such Quarterly Distributions in any fiscal quarter do not exceed, in the aggregate, Available Cash as defined in the Partnership Agreement (MLP) for the immediately preceding fiscal quarter and are made in accordance with the Partnership Agreement (MLP) and (ii) purchase MLP units under the MLP’s Long-Term Incentive Plan in accordance with, and as defined in, the Partnership Agreement (MLP); provided, that at the time each such Quarterly Distribution or purchase is made no Default or Event of Default exists or would result therefrom.

7.09        ERISA.  At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan maintained by a Company to: (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

7.10        Nature of Business; Capital Expenditures; Risk Management.  Engage in any line of business other than the Midstream Business or make any Capital Expenditures or Permitted Acquisitions permitted by Section 7.02 except in connection with the Midstream Business.  In addition to the foregoing, (a) the MLP may not engage in any business other than the ownership of the Borrower and the operation of the MLP, (b) MW Texas PNG may not engage in any business other than the ownership and operation of the Rio Nogales Pipelines, (c) MW New Mexico may not engage in any business other than the ownership and operation of the Hobbs Pipeline, (d) MW Blackhawk may not engage in any business other than the ownership and operation of the Blackhawk Pipeline, and (e) MW PNG may not engage in any business other than the ownership and operation of the Lake Whitney Pipeline.   Without the written approval of the Administrative Agent, materially change its risk management policy.

7.11        Transactions with Affiliates.  Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions between or among the Borrower and its Wholly-Owned Subsidiaries not involving any other Affiliate, and (ii) any Restricted Payment permitted by Section 7.08, and (iii) in the ordinary course of business at prices and on terms and conditions not less favorable to the MLP, the Borrower or such Subsidiary, as applicable, than could be obtained on an arm’s length basis from unrelated third parties.

7.12        Burdensome Agreements.  Enter into any Contractual Obligation that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower.  Notwithstanding the foregoing, (i) documents governing a Capitalized Lease or a purchase money Lien or a pre-acquisition Lien permitted by Sections 7.01(i), (j) and (k) may prohibit other Liens on the asset encumbered by such Lien, (ii) the Lenders acknowledge that the real estate leases described on Schedule 7.12 restrict or prohibit Liens on the Borrower’s or its Subsidiary’s leasehold interest, and (iii) customary non-assignment provisions or other restrictions on Liens contained in licenses, joint venture agreements or other contracts entered into in the ordinary course of business shall not violate this Section 7.12.

7.13        Use of Proceeds.  Use the proceeds of any Loan for purposes other than those permitted by Section 6.12, or use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.14        Material Agreements.  Permit (a) any amendment to any Borrower Organization Document or any Material Agreement, if such amendment could reasonably be expected to (y) have a Material Adverse Effect on the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party or (z) otherwise materially adversely affect the Lenders, or (b) any assignment of any Material Agreement if such assignment could reasonably be expected to materially adversely affect the Lenders or have a Material Adverse Effect on the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party.

7.15        Financial Covenants.

(a)           Interest Coverage Ratio.  Permit the Interest Coverage Ratio at any fiscal quarter-end to be less than 2.0 to 1.0, increasing to 3.0 to 1.0 upon the first to occur of (i) September 30, 2006 and (ii) the first fiscal quarter-end following the consummation of any one or more MLP Equity Offerings resulting in aggregate gross sales proceeds of at least $175,000,000.

(b)           Leverage Ratio.  Permit the Leverage Ratio at any fiscal quarter-end to be greater than 6.5 to 1.0, decreasing to 5.25 to 1.0 upon the first to occur of (i) September 30, 2006 and (ii) the first fiscal quarter-end following the consummation of any one or more MLP Equity Offerings resulting in aggregate gross sales proceeds of at least $175,000,000; unless such quarter-end occurs during any Acquisition Adjustment Period, in which case the Leverage Ratio cannot be greater than 5.75 to 1.0.

 (c)          Senior Leverage Ratio.  Permit the Senior Leverage Ratio at any fiscal quarter-end to be greater than 4.75 to 1.0, decreasing to 3.75 to 1.0 upon the first to occur of (i) September 30, 2006 and (ii) the first fiscal quarter-end following the consummation of any one or more MLP Equity Offerings resulting in aggregate gross sales proceeds of at least $175,000,000; unless such quarter-end occurs during any Acquisition Adjustment Period, in which case the Senior Leverage Ratio cannot be greater than 4.25 to 1.0.

(d)           Adjustments for Acquisitions.  For purposes of determining compliance with Sections 7.15(a), (b) and (c), to take into account Acquisitions occurring prior to the Restatement Date as well as Permitted Acquisitions occurring after the Restatement Date:

(i)            Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four consecutive fiscal quarters most recently completed, to any Permitted Acquisition occurring during such period, as if such Permitted Acquisition occurred on the first day of such period.

(ii)           If, in connection with a Permitted Acquisition, any Indebtedness is incurred or assumed by a Company, then Consolidated Interest Charges shall be calculated, on a pro forma basis (in a manner reasonably acceptable to the Administrative Agent) for the four quarters most recently completed, as if such Indebtedness had been incurred on the first day of such period.

(iii)          Consolidated EBITDA with respect to the Companies acquired in the Javelina Acquisition will be adjusted for periods prior to September 30, 2005, based on current percentage of liquids processing arrangements, as if such arrangements had been in place for such prior periods (such adjusted Consolidated EBITDA for such Companies herein called the “Adjusted Javelina EBITDA”).

7.16        Counterparty Consents.  In the event that the Borrower delivers to the Administrative Agent a Counterparty Consent with respect to the Blackhawk Pipeline, Lake Whitney Pipeline or Rio Nogales Pipeline, the Borrower may, at the time of such delivery of the Counterparty Consent, request that the parentheticals set forth in Sections 7.04(d), 7.04(e), and 7.04(f), and the restrictions set forth in Section 7.10, no longer apply to the Subsidiary that owns such pipeline.  Upon receipt of such Counterparty Consent and such request, the Administrative Agent shall issue a notice to the Borrower and the Lenders declaring that from and after the issuance of such notice, the parenthetical set forth in Sections 7.04(d), 7.04(e), and 7.04(f), and restrictions set forth in Section 7.10, no longer apply to such Subsidiary.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment .  The Borrower fails to pay (i) any amount due under the Agent/Arranger Fee Letter when and as required to be paid therein, (ii) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or (iii) within three Business Days after the same becomes due, any interest on any Loan, any L/C Obligation, any commitment or other fee due hereunder (other than a fee specified in the Agent/Arranger Fee Letter), or any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05 (with respect to the Borrower’s existence), 6.12, 6.14, 6.15, or Article VII; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 15 days after the earlier of (i) the date notice has been given to the Borrower by the Administrative Agent or a Lender or (ii) the date a Responsible Officer knew or reasonably should have known of such Default; or

(d)           Representations and Warranties.  Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) The Borrower or any Borrower Affiliate (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness under Swap Contracts) having an aggregate principal amount (or, in the case of a Capitalized Lease or a Synthetic Lease Obligation, Attributable Indebtedness) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $20,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Borrower Affiliate is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or any Borrower Affiliate as a result thereof is greater than (individually or collectively) $20,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Borrower Affiliate is an Affected Party (as so defined) and the Early Termination Amount owed by the Borrower and Borrower Affiliate as a result thereof is greater than (individually or collectively) $20,000,000 and such amount is not paid when due under such Swap Contract; or

(f)            Insolvency Proceedings, Etc.  (i) The Borrower or any Borrower Affiliate institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) The Borrower or any Borrower Affiliate becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower and its Subsidiaries taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h)           Judgments.  There is entered against the Borrower or any Borrower Affiliate (i) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $20,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) If the Borrower, any Borrower Affiliate or any of their ERISA Affiliates maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Borrower Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,500,000, or (ii) if there is any Multiemployer Plan, the Borrower, any Borrower Affiliate or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $3,500,000; or

(j)            Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Dissolution.  The Borrower or any Borrower Affiliate shall dissolve, liquidate, or otherwise terminate its existence, except as permitted in Section 7.06; or

(m)          Material Agreements.  (i) Termination of any Material Agreement, or any material provision of any of the foregoing if such termination could reasonably be expected to have a Material Adverse Effect and such agreement or provision is not replaced (prior to such cessation) in a manner satisfactory to the Agents; (ii) default by any Person in the performance or observance of any material term of any Material Agreement which is not cured within the applicable cure period specified in such Material Agreement, if such default could reasonably be expected to have a Material Adverse Effect; or (iii) any event or condition occurs or exists which in the opinion of the Administrative Agent is reasonably likely to (x) have a material adverse effect on the ability of a MarkWest Party to perform its obligations under a Material Agreement and (y) result in a Material Adverse Effect hereunder; or

(n)           Collateral; Impairment of Security, etc.  (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject to Permitted Liens.

8.02        Remedies Upon Event of Default.  If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (or in the case of Sections 8.02(a) and (c) below, with the consent of those Lenders holding more than 50% of the Aggregate Revolver Commitments):

(a)           declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligations shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           declare that an amount equal to the then Outstanding Amount of all L/C Obligations be immediately due and payable by the Borrower, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower, and require that the Borrower deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of any event specified in subsection (f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and an amount equal to the then Outstanding Amount of all L/C Obligations shall be deemed to be forthwith due and owing by the Borrower to the L/C Issuer and the Lenders as of the date of such occurrence and the Borrower’s obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit and, to the fullest extent permitted by applicable Law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the L/C Issuer, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such payments shall be delivered to and held by the Administrative Agent as cash collateral securing the L/C Obligations.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01        Appointment and Authorization of Agents; Lender Hedging Agreements.  (a) Each Lender hereby irrevocably (subject to Section 9.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent, the Syndication Agent or the Documentation Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The L/C Issuer shall act on behalf of the Lenders who have a Revolver Commitment with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders having a Revolver Commitment to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(c)           To the extent any Lender or any Affiliate of a Lender is a party to a Lender Hedging Agreement and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint the Administrative Agent, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents and (ii) to be bound by the terms of this Article IX.

9.02        Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03        Default; Collateral.  (a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Required Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from Required Lenders.  All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Affiliates, if applicable) subject to the expenses of the Administrative Agent.  In actions with respect to any property of the Borrower or any other Obligor, the Administrative Agent is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable).  Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreement, Affiliates, if applicable).

(b)           Each Lender authorizes and directs the Administrative Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Affiliates, if applicable)(or if previously entered into, hereby ratifies the Administrative Agent’s previously entering into such agreements and Collateral Documents).

(c)           Except to the extent unanimity (or other percentage set forth in Section 10.1) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d)           The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(e)           The Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Obligor or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to the Administrative Agent in this Section 9.03 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

(f)            The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) constituting property in which no Obligor owned an interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Obligor to be, renewed; and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent (for the benefit of the Lenders), if the Indebtedness evidenced thereby has been paid in full.   In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon Collateral as contemplated in Section 10.01(c) or (d), or if approved, authorized, or ratified in writing by the requisite Lenders.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.03.

(g)           In furtherance of the authorizations set forth in this Section 9.03, each Lender hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lenders’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in paragraph (f) hereof.  This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney, relative to the Collateral matters described in this Section 9.03.  The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney).  The power of attorney conferred by this Section 9.03(g) to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Borrowings under the Loan Documents.

9.04        Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.05        Reliance by Administrative Agent.  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants.  Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b)           For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has funded its Pro Rata Share of the Borrowing(s) on the Restatement Date (or, if there is no Borrowing made on such date, each Lender other than Lenders who gave written objection to the Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

9.06        Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.07        Credit Decision; Disclosure of Information by Administrative Agent.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent Related Person.

9.08        Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person’s gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

9.09        Administrative Agent in its Individual Capacity.  Royal Bank of Canada and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Royal Bank of Canada were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Royal Bank of Canada or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Loans, Royal Bank of Canada shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Royal Bank of Canada in its individual capacity.

9.10        Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders with a copy of such notice to the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.11        Syndication Agent; Other Agents; Arrangers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” [as a “documentation agent,”] any other type of agent (other than the Administrative Agent), “arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.

MISCELLANEOUS

10.01      Amendments, Release of Collateral, Etc.  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

(i)            extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii)          reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)          change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

(v)           change the Pro Rata Share of any Lender;

(vi)          release a material amount of Collateral or release any Guarantor from a Guaranty (except in connection with a Disposition permitted under Section 7.07 or as otherwise permitted under this Section 10.01); or

(vii)         amend this Section, or Section 2.12, or any provision herein providing for unanimous consent or other action by all the Lenders;

and, provided further: (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans or participation in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

(b)           Any amendment to any Loan Document which purports to (i) decrease the amount of any mandatory prepayment or commitment reduction required by Section 2.04 or (ii) change this Section 10.01(b), must be by an instrument in writing executed by Borrower, the Administrative Agent, and the Required Lenders.

(c)           Upon any sale, transfer, or disposition of Collateral which is permitted pursuant to the Loan Documents, and upon ten (10) Business Days’ prior written request by the Borrower (which request must be accompanied by (i) true and correct copies of all material documents of transfer or disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, (iii) all requested release instruments in form and substance satisfactory to the Administrative Agent and (iv) if required, written consent of the requisite Lenders), the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Administrative Agent for the benefit of the Lenders pursuant hereto in such Collateral.   The Administrative Agent shall not be required to execute any release instruments on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of Liens without recourse or warranty.  No such release shall impair the Administrative Agent’s Lien on the proceeds of sale of such Collateral.

(d)           If all outstanding Loans and other Obligations have been indefeasibly paid in full and the Commitments have terminated or have been reduced to zero, and, subject to Section 10.01(e) all Lender Hedging Agreement have terminated, the Administrative Agent agrees to, and the Lenders hereby instruct the Administrative Agent to, at the Borrower’s expense, execute and authorize such releases of the Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve the Borrower of any obligation to make any payments to the Administrative Agent or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination.

(e)           Notwithstanding any provision herein to the contrary, if the Commitments have been terminated, and the only outstanding Obligations are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent will, and is hereby authorized to, (A) release the Liens created under the Loan Documents and (B) release all Guaranties of the Borrower; provided, that contemporaneously with such release, (i) the Borrower (and, if applicable, the Subsidiary that is a party to such Lender Hedging Agreements) (A) executes a margin agreement in form and substance acceptable to such Lender(s) (or its Affiliates) that are parties to such Lender Hedging Agreements (the “Lender Counterparties”) and (B), if required, provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Subsidiary of the Borrower and the Borrower and the MLP are not parties thereto, the Borrower and the MLP execute a guaranty covering such Subsidiary’s obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties.  Any release under this Section 10.01(e) must be in writing and signed by the Administrative Agent.

(f)            In the event that any Lender (a “Non-Consenting Lender”) fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Loan Document that requires the approval of all of the Lenders directly affected thereby or the unanimous approval of all of the Lenders, in each case in accordance with the terms of this Section 10.01, the Borrower shall be permitted to replace such Non-Consenting Lender with a replacement financial institution satisfactory to the Administrative Agent, so long as the consent of the Required Lenders shall have been obtained with respect to such amendment, modification, termination, waiver or consent; provided that (i) such replacement does not conflict with any applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to the Non-Consenting Lender pursuant to the Loan Documents on or prior to the date of replacement, (iii) the replacement financial institution shall approve the proposed amendment, modification, termination, waiver or consent, (iv) the Borrower shall be liable to the Non-Consenting Lender under Section 3.05 if any Eurodollar Rate Loan owing to the Non-Consenting Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the Non-Consenting Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.07(b) (provided that the Borrower shall be obligated to pay the recordation and processing fee referred to therein), (vi) until such time as such replacement shall be consummated, the Borrower shall pay to the Non-Consenting Lender all additional amounts (if any) required pursuant to Article III or Section 10.05, as the case may be, (vii) the Borrower provides at least three (3) Business Days’ prior notice to the Non-Consenting Lender, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the Non-Consenting Lender.  In the event any Non-Consenting Lender fails to execute the agreements required under Section 10.07(b) in connection with an assignment pursuant to this Section 10.01, the Borrower may, upon two (2) Business Days’ prior notice to the Non-Consenting Lender, execute such agreements on behalf of the Non-Consenting Lender.

10.02      Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02 (for the Borrower, any Guarantor and the Administrative Agent) or on the Administrative Details Form (for the other Lenders); or, in the case of the Borrower, the Guarantors, the Administrative Agent, or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and

(ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent or the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in accordance with this Section, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and shall not be recognized hereunder for any other purpose.

(d)           Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04      Attorney Costs; Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent and Arrangers for all reasonable costs and expenses incurred in connection with the development, preparation, due diligence, negotiation, delivery, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any Mortgage, any pledge agreement and any Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof (whether or not effective) and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of the Administrative Agent and the Arrangers, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

10.05      Indemnification.  Whether or not the transactions contemplated hereby are consummated, each of the Borrower, the MLP and each other Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless each Agent-Related Person, the Administrative Agent, the Syndication Agent, the Arrangers, [the Documentation Agents,] each Lender, the L/C Issuer and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Syndication Agent, the Documentation Agents, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee by any Person or by the MLP, the Borrower or any other Loan Party, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Syndication Agent, the Documentation Agents, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrower or any of its Subsidiaries or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the Borrower or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the MLP, the

Borrower or such Subsidiary, or (v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs, damages or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided that no Indemnitee shall be entitled to indemnification for any claim to the extent caused by its own gross negligence or willful misconduct.  The agreements in this Section shall survive and continue for the benefit of the Indemnitees at all times after the Borrower’s acceptance of the Lenders’ Commitments under this Agreement, whether or not the Restatement Date shall occur and shall survive the termination of the Commitments and repayment of all the other Obligations.

10.06      Payments Set Aside.  To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07      Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the MLP may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its applicable Commitment and the applicable Loans (including for purposes of this subsection (b), in connection with an assignment of its Revolver Commitment, participations in L/C Obligations) at the time owing to it); provided that:

(i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Loan or the applicable Commitment assigned; provided, however, assignments may be non-pro rata as between a Lender’s Revolver Commitment and Revolver Loans and its Term Loan Commitment and Term Loans;

(ii) any assignment of a Commitment must be approved by the Administrative Agent (and L/C Issuer if the assignment relates to the Revolver Commitment) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Details Form;

provided, however, except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the applicable Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) is not less than $1,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing or except in connection with an Eligible Assignee described in clause (e) of the definition of “Eligible Assignee”, the Borrower, the Borrower otherwise consents (Borrower’s consent not to be unreasonably withheld, conditioned or delayed).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.   Upon the occurrence and during the continuance

of an Event of Default all restrictions on assignment by any Lender shall cease, including all restrictive clauses driven by withholding tax considerations.

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participation in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release the MLP from its Guaranty.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e)           A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(h)           Notwithstanding anything to the contrary contained herein, if at any time Royal Bank of Canada assigns all of its Commitment and Loans pursuant to subsection (b) above, Royal Bank of Canada may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Royal Bank of Canada as L/C Issuer.  Royal Bank of Canada shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.14(c)).

10.08      Confidentiality.  Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Lender) any information with respect to the Borrower or its Subsidiaries, which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Administrative Agent or the Lenders in writing as confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant executes an agreement containing provisions substantially similar to those contained in this Section 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, (i) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and obligated to keep such information confidential), (j) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued with respect to a Securitization (as defined below), (k) to a Person that is an investor or prospective investor in a Securitization that agrees that its access to information regarding the Loan Parties and the Loans is solely for purposes of evaluating an investment in such Securitization, and (l) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization.  For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans; provided further, that notwithstanding anything in this Agreement to the contrary, the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agents, the L/C Issuer, each Lender and each Related Party may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analysis) that are provided to it relating to such tax treatment and tax structure; and nothing in the foregoing authorization shall apply to any disclosure that would constitute a violation of applicable federal or state securities laws.

10.09      Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the MLP, the Borrower or any other Loan Party, any such notice being waived by the MLP, the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10      Interest Rate Limitation.  Regardless of any provision contained in any Loan Document, neither the Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower.   In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations.  However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount.  To the extent the Laws of the State of Texas are applicable for purposes of determining the “Maximum Rate” or the “Maximum Amount,” then those terms mean the “weekly ceiling” from time to time in effect under Texas Finance Code § 303.001, as limited by Texas Finance Code § 303.009.  The Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations.

10.11      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12      Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13      Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

10.14      Severability.  Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15      Foreign Lenders.  Each Lender that is a “foreign corporation, partnership or trust” within the meaning of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax.  Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person.  If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.  If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

10.16      Governing Law.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.

(b)           EACH COMPANY AND OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.16(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, AND BY EXECUTION OF A GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN.  THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.  THE BORROWER AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, HEREBY IRREVOCABLY APPOINTS NATIONAL REGISTERED AGENTS, INC., WITH AN ADDRESS AT 5 EVERETTE DRIVE, SUITE 107B, WEST WINDSOR, NEW JERSEY 08550 (THE “TEXAS PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF TEXAS, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE TEXAS PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT.

10.17      Waiver of Right to Trial by Jury, Etc.  EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND

IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; PROVIDED THAT THE WAIVER CONTAINED IN THIS SECTION 10.17(b) SHALL NOT APPLY TO THE EXTENT THAT THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS ENGAGED IN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.18      No General Partner’s Liability.  The Administrative Agent and the Lenders agree for themselves and their respective successors and assigns, including any subsequent holder of any Note, that no claim under this Agreement, under the Guaranty executed on behalf of the MLP, or under any other Loan Document shall be made against the General Partner, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, hereunder, on such Guaranty, or on any other Loan Document shall be obtained or enforced, against the General Partner or its assets for the purpose of obtaining satisfaction and payment of amounts owed under this Agreement, such Guaranty or any other Loan Document.  Nothing in this Section 10.18, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the sole purpose of obtaining jurisdiction over the MLP.

10.19      Termination of Commitments Under Fourth Amended and Restated Credit Agreement.  As of the Restatement Date, the Commitments under the Fourth Amended and Restated Credit Agreement are terminated and the Administrative Agent and the Lenders hereby waive any right to receive prior notice of such termination.   Each Lender agrees upon the Restatement Date to return to Borrower with reasonable promptness all “Notes” as defined under the Fourth Amended and Restated Credit Agreement which were delivered by the Borrower in exchange for new Notes to be issued pursuant to this Agreement.

10.20      No Novations, Etc.

(a)           To the extent of the Aggregate Commitment outstanding under the Fourth Amended and Restated Credit Agreement ($500,000,000), nothing contained herein shall be deemed a novation of or a repayment or new advance of any obligation of the Borrower hereunder.   Only to the extent of an increase in the Aggregate Commitments over that amount shall there be deemed to be a new advance by the Lenders to the Borrower under this Agreement.   The Indebtedness owing under the Fourth Amended and Restated Credit Agreement is renewed, rearranged, extended and carried forward by this Agreement and all of the liens and security interests securing the “Obligations” as defined in the Fourth Amended and

Restated Credit Agreement are carried forward and secure, without interruption or loss or priority, the Obligations under this Agreement.

(b)           So too, the Indebtedness owing under the Third Amended and Restated Credit Agreement was renewed, rearranged, extended and carried forward by the Fourth Amended and Restated Credit Agreement and all of the liens and security interests securing the “Obligations” as defined in the Third Amended and Restated Credit Agreement were carried forward and secured, without interruption or loss of priority, the Obligations under the Second Amended and Restated Credit Agreement.

(c)           So too, the Indebtedness owing under the Second Amended and Restated Credit Agreement was renewed, rearranged, extended and carried forward by the Third Amended and Restated Credit Agreement and all of the liens and security interests securing the “Obligations” as defined in the Second Amended and Restated Credit Agreement were carried forward and secured, without interruption or loss of priority, the Obligations under the Third Amended and Restated Credit Agreement.

(d)           So too, the Indebtedness owing under the First Amended and Restated Credit Agreement was renewed, rearranged, extended and carried forward by the Second Amended and Restated Credit Agreement and all of the liens and security interests securing the “Obligations” as defined in the First Amended and Restated Credit Agreement were carried forward and secured, without interruption or loss of priority, the Obligations under the Second Amended and Restated Credit Agreement.

(e)           Likewise, the Indebtedness owing under the Original Credit Agreement was renewed, rearranged, extended and carried forward by the First Amended and Restated Credit Agreement and all of the liens and security interests securing the “Obligations” as defined in the Original Credit Agreement were carried forward and secured, without interruption or loss of priority, the Obligations under the First Amended and Restated Credit Agreement.

10.21      ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY BLANK;

SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MARKWEST ENERGY OPERATING COMPANY, L.L.C.,
A Delaware limited liability company, as Borrower

By:	MarkWest Energy Partners, L.P.
its Managing Member

By:	MarkWest Energy GP, L.L.C.,
Its General Partner

	By:	/s/ Andrew L. Schroeder
Andrew L. Schroeder
Vice President and Treasurer

MARKWEST ENERGY PARTNERS, L.P.,
a Delaware limited partnership, as a Guarantor

By:	MarkWest Energy GP, L.L.C.,
its General Partner

	By:	/s/ Andrew L. Schroeder
Andrew L. Schroeder
Vice President and Treasurer

1

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ David Wheatley
David Wheatley
Manager, Agency

ROYAL BANK OF CANADA,
as Collateral Agent

By:	/s/ David Wheatley
David Wheatley
Manager, Agency

2

ROYAL BANK OF CANADA, as Lender
and L/C Issuer

By:	/s/ Jason York
Jason York
Authorized Signatory

3

JPMORGAN CHASE BANK, N.A.
as Syndication Agent and as a Lender

By:	/s/ Kenneth J. Fatur
Kenneth J. Fatur
Vice President

4

FORTIS CAPITAL CORP.,
as Co-Documentation Agent and as a Lender

By:	/s/ Darrell Holley
Darrell Holley
Managing Director

By:	/s/ David Montgomery
David Montgomery
Senior Vice President

5

U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agent and as a Lender

By:	/s/ Justin M. Alexander
Justin M. Alexander
Vice President

6

SOCIÉTÉ GÉNÉRALE,
as Co-Documentation Agent and as a Lender

By:	/s/ Kevin C. Joyce
Kevin C. Joyce
Vice President

7

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agent and as a Lender

By:	/s/ Jay Buckman
Jay Buckman
Vice President

8

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Gregory B. Hanson
Gregory B. Hanson
Vice President

9

GUARANTY BANK,
as a Lender

By:	/s/ Jim R. Hamilton
Jim R. Hamilton
Senior Vice President

10

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas Rajan
Thomas Rajan
Vice President

11

BANK OF SCOTLAND
NEW YORK BRANCH,
as a Lender

By:	/s/ Karen Weich
Karen Weich
Assistant Vice President

12

COMERICA BANK,
as a Lender

By:	/s/ Matthew J. Purchase
Matthew J. Purchase
Vice President

13

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:	/s/ Takahiko Ueda
Takahiko Ueda
Deputy General Manager

14

CREDIT SUISSE FIRST BOSTON,
as a Lender

By:	Thomas R. Cantello
Thomas R. Cantello
Vice President

By:	/s/ Gregory S. Richards
Gregory S. Richards
Associate

15

SUNTRUST BANK,
as a Lender

By:	/s/ John A. Fields, Jr.
John A. Fields, Jr.
Managing Director

16

WESTLB AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Duncan Robertson
Duncan Robertson
Executive Director

By:	/s/ James D. McPartlan
James D. McPartlan
Managing Director

17

WELLS FARGO BANK, N. A.,
as a Lender

By:	/s/ Guy C. Evangelista
Guy C. Evangelista
Vice President

18

NATEXIS BANQUES POPULAIRES,
as a Lender

By:	/s/ Daniel Payer
Daniel Payer
Vice President

By:	/s/ Timothy L. Polvado
Timothy L. Polvado
Vice President & Manager

19

BANK OF OKLAHOMA,
NATIONAL ASSOCIATION
as a Lender

By:	/s/ Michael M. Logan
Michael M. Logan
Senior Vice President

20

SCHEDULE 2.01

REVOLVER COMMITMENTS

Lender	Revolver Commitments
Royal Bank of Canada	$18,000,000.00
JPMorgan Chase Bank, N.A.	$18,000,000.00
Fortis Capital Corp.	$17,000,000.00
US Bank National Association	$17,000,000.00
Société Générale	$17,000,000.00
Wachovia Bank, National Association	$17,000,000.00
Bank of America, N.A.	$13,000,000.00
Guaranty Bank, FSB	$14,000,000.00
WestLB AG, New York Branch	$14,000,000.00
KeyBank National Association	$12,000,000.00
Bank of Scotland New York Branch	$12,000,000.00
Comerica Bank	$12,000,000.00
Credit Suisse First Boston	$12,000,000.00
Mizuho Corporate Bank, Ltd.	$12,000,000.00
SunTrust Bank	$12,000,000.00
Wells Fargo Bank, N.A.	$12,000,000.00
Natexis Banques Populaires	$11,000,000.00
Bank of Oklahoma, N.A.	$10,000,000.00
TOTAL:	$250,000,000.00

MarkWest 4th Amended and

Restated Credit Agreement

1

TERM LOAN COMMITMENTS

Lender	Term Loan Commitments
Royal Bank of Canada	$270,000,000.00
JPMorgan Chase Bank, N.A.	$9,000,000.00
Fortis Capital Corp.	$8,500,000.00
US Bank National Association	$8,500,000.00
Bank of America, N.A.	$6,500,000.00
Guaranty Bank, FSB	$6,000,000.00
WestLB AG, New York Branch	$8,000,000.00
KeyBank National Association	$6,000,000.00
Bank of Scotland New York Branch	$6,000,000.00
Comerica Bank	$6,000,000.00
Credit Suisse First Boston	$6,000,000.00
Mizuho Corporate Bank, Ltd.	$8,000,000.00
SunTrust Bank	$6,000,000.00
Natexis Banques Populaires	$5,500,000.00
Bank of Oklahoma, N.A.	$5,000,000.00
TOTAL:	$365,000,000.00

2

SCHEDULE 5.13

SUBSIDIARIES

AND OTHER EQUITY INVESTMENTS

(a)                                  Subsidiaries as of the Restatement Date:

Name	Jurisdiction of Organization	Ownership
MarkWest Energy Appalachia, L.L.C.	Delaware	100% owned by the Borrower

Basin Pipeline L.L.C.	Michigan	100% owned by the Borrower

West Shore Processing Company, L.L.C.	Michigan	100% owned by the Borrower

MarkWest Texas GP, L.L.C.	Texas	100% owned by the Borrower

MW Texas Limited, L.L.C.	Texas	100% owned by the Borrower

MarkWest Michigan Pipeline Company, L.L.C.	Michigan	100% owned by the Borrower

MarkWest Western Oklahoma Gas Company, L.L.C.	Oklahoma	100% owned by the Borrower

MarkWest Power Tex, L.P.	Texas	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest Pinnacle, L.P.	Texas	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest PNG Utility, L.P.	Texas	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest Texas PNG Utility, L.P.	Texas	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest 5th Amended and

Restated Credit Agreement

1

MarkWest Blackhawk, L.P.	Texas	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest New Mexico, L.P.	Texas	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest Energy East Texas Gas Company, L.P.	Delaware	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest Javelina Holding Company, L.P.	Delaware	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest Javelina Pipeline Holding, L.P.	Oklahoma	.001% owned by MW Texas GP and 99.999% owned by MW Texas Limited

MarkWest Javelina Company	Texas	60% owned by MW Javelina Holding and 40% owned by MW Javelina Pipeline Holding

MarkWest Javelina Pipeline Company	Texas	40% owned by MW Javelina Holding and 60% owned by MW Javelina Pipeline Holding

(b) Other Equity Investments as of the Restatement Date

Starfish Pipeline Company, LLC	Texas	50% owned by the Borrower

2

SCHEDULE 7.01

EXISTING LIENS

Debtor	Creditor	Asset Secured	Filing Jurisdiction
MarkWest Energy Appalachia, L.L.C.,	U.S. Bancorp Leasing & Financial	Compressors at Kenova	Colorado SOS

MarkWest Energy Appalachia, L.L.C.	Fleet Capital Corp.	Gas Compressor at Kenova	Colorado SOS, W.Va SOS

EXISTING LIENS

1.                                       Those exceptions set forth in Schedule B to the Mortgagee Title Insurance Policy issued by First American Title Company, policy number M-399559, dated November 3, 2005 as applied to the properties, interests and assets of the acquired entities and assets in the Javelina Acquisition.

SCHEDULE 7.04

INDEBTEDNESS

EXISTING INDEBTEDNESS

NONE.

SCHEDULE 7.05

OPERATING LEASES

RELATED TO ACET ACQUISITION

Annual Leases - Paid Annually

1.                                       Amended Surface Site Easement from Bert A. McJimsey, Jr. and Barbara Ellen Paxton to SFI Interim, Inc.  Being 3.503 acres of land situated in the Edwin Smith Survey, Abstract 651, Panola County, Texas, and being a part of that certain called 320 acres of land described in a deed from E. J. Downing et ux to Z. L. Daniels, dated November 7, 1905, and recorded in Volume 15, Page 464 of the Deed Records of Panola County, Texas; and recorded in Volume 951, Page 780, Panola County, Texas.  Surface Site Easement from Bert A. McJimsey, Jr. and Barbara Ellen Paxton to SFI Interim, Inc. Being 0.918 acres of land situated in the Edwin Smith Survey, Abstract 651, Panola County, Texas, and being a part of that certain called 320 acres of land described in a deed from E. J. Downing et ux to Z. L. Daniels, dated November 7, 1905, and recorded in Volume 15, Page 464 of the Deed Records of Panola County, Texas; and recorded in Volume 927, Page 615, Panola County, Texas.  Amendment to Surface Site Easement Agreement to provide for the full annual rental payment to be paid solely to Barbara Ellen Paxton, dated February 17, 2003 and recorded in Volume 1176, Page 811, Panola County, Texas.  (File 750 - Gary Compressor Station)

2.                                       Surface Site Lease Agreement between S. L. Holmes and American Central Gas Companies, Inc. Being a right of way over and across that certain called 63.006 acres of land situated in the Cornelius Crenshaw Survey, Abstract 131, Panola County, Texas, said 63.006 acre tract being described as the fourth tract in a partition deed to S. L. Holmes, and recorded in Volume 972, Page 1, of the Deed Records of Panola County, Texas; and recorded in Volume 1002, Page 586.

Surface Site Easement Agreement between S. L. Holmes and American Central Eastern Texas Gas Company, L.P. Being a 0.342 acre station site as situated in the Cornelius Crenshaw Survey, Abstract 103, Panola County, Texas and being a part of called 63.006 acre tract described in a deed to J.L. Holmes as recorded in Volume 792, Page 1, of the official deed records of Panola County, Texas.  Recorded in Volume 1076, Page 424, Panola County, Texas.  (File 1010 - Exxon Dehy Station)

3.                                       Surface Site Easement Agreement from R. K. Bounds and Juanita Bounds to American Central Gas Companies, Inc.  Being 3.35 acres of land situated in the W. C. Gray Survey, Abstract 245, Panola County, Texas, and being out of that certain called 19.54 acre tract, described as Lot 2 in a deed to R. K. Bounds dated January 11, 1966 and recorded in Volume 494, Page 143 of the Deed Records of Panola County, Texas; and recorded in Volume 1002, Page 592, Panola County, Texas.  (File 1090 and File 2688 - Rich Gas Hub Inlet- Measurement & Separation Facilities)

4.                                       Surface Site Lease Agreement from Dorothy Ann Griffith and Kenneth Griffith to American Central Gas Companies, Inc.  Being 5.00 acres of land situated in the Mary Strickland Survey, Abstract 597, Panola County, Texas, and being out of that certain called 49.551 acre tract, described as Tract No. 8 in a partition deed to Dorothy Ann Griffith, dated July 12, 1974 and recorded in Volume 575, Page 607 of the Deed Records of Panola County, Texas; and recorded in Volume 1004, Page 493, Panola County, Texas.  (File 2180 - Lake Murvaul Compressor Station)

5.                                       Surface Site Lease Agreement from Ora Lee Davis to American Central Gas Companies, Inc.  Being a 2.378 acre site located in the John M. Bradley Survey, Abstract 49, of Panola County, Texas; and recorded in Volume 1028, Page 665, Panola County, Texas.  (File 2214 - Pinewood Compressor Station)

1

6.                                       Surface Site Easement from Brian & Jennifer Monroe to ACGC Gathering Company, L.L.C. Being a proposed 0.336 acre station site over, under and across a called 8.344 acre tract, described as the First Tract in a deed form Harold Monroe, et ux to Brian K. Monroe, et ux as recorded in Volume 962, Page 660, said tract being situated in the Wm. Scantleberry Survey, Abstract 598, Panola County, Texas; and recorded in Volume 1050, Page 822, Panola County, Texas.  (File 2656 - Roberts Dehy Site)

Term Leases - Paid in Advance

7.                                       Surface Site Lease Agreement from Ronnie Griffith and Betty Griffith to American Central Gas Companies, Inc. Being 50’ x 50’ site located in the 176.150 acres in the E. Morris Survey, Abstract 432, described in Volume 596, Page 152 of the Deed Records of Panola County, Texas; and recorded in Volume 1010, Page 115, Panola County, Texas.  (File 2190 - Lake Murvaul Pig Trap -15-year lease)

8.                                       Damage Release by Great Eastern Timber Company, L.L.C. for the construction of the Mill Creek Compressor Station by American Central Eastern Texas Gas Company, L.P. Being a .405 acre station site, said site being situated in a called 946.383 acre tract as described in a deed from John Hancock Mutual Life Insurance Company to Getco Texas Limited Partnership as recorded in Volume 1084, Page 757 of the official deed records of Panola County, Texas.  Recorded in Volume 1146, Page 666, Panola County, Texas.  (File 3218 - Mill Creek Compressor Station -10-yr lease)

9.                                       Memorandum of Agreement to provide notice of Surface Site Lease from W.C. & Betty Prior to American Central Eastern Texas Gas Company, L.P.  Being a 0.946 acre surface site as situated in a called 54.46 acre tract, being described as the 2nd tract in a deed from Cicero smith to Wade Prior as recorded in Volume 15, Page 588 and being situated in the Willis Vaughn Survey, Abstract 694, Panola County, Texas; and recorded in Volume 1110, Page 337, Panola County, Texas.  (File 3269 - Prior Compressor Station -10-year lease)

10.                                 Memorandum of Agreement to provide notice of Surface Site Lease from Ruby & Billy Grimes to American Central Eastern Texas Gas Company, L.P.  Being a 72.22 acre tract, described in a deed from Dolores Harris, et vir to Ruby Grimes as recorded in Volume 991, Page 450, said tract being situated in the C. Flanagan Survey, Abstract 215, Panola County, Texas; and recorded in Volume 1110, Page 342, Panola County, Texas.  (File 3280 - Thompson Compressor Station -10-year lease)

11.                                 Memorandum of Agreement to provide notice of Surface Site Lease from Joe G. and Sam L. Allison to American Central Eastern Texas Gas Company, L.P. Being a .129 acre station site being over, under and across a called 189.593 tract as described in a deed from C. E. Moore, Jr., et ux, Ida Rose Moore, To Joe G. Allison and Sam L. Allison as recorded in Volume 621, Page 392, said tract being situated in the James M. Hatcher Survey, Abstract 313, Panola County, Texas; and recorded in Volume 1110, Page 334, Panola County, Texas. (File 3281 - Thompson Low Pressure Separator Station - 10-year lease)

12.                                 Memorandum of Agreement to provide notice of Surface Site Lease from Ruby & Billy Grimes to American Central Eastern Texas Gas Company, L.P.  Being an additional 0.228 acre site, said site being over, under and across a called 72.22 acre tract, described in a deed from Dolores Harris, et vir to Ruby Grimes as recorded in Volume 991, Page 450, said tract being situated in the C. Flanagan Survey, Abstract 215, Panola County, Texas; and recorded in Volume 1155, Page 548, Panola County, Texas.  (File 3361 - Thompson Compressor Station Expansion - 10-year lease)

2

13.                                 Memorandum of Agreement to provide notice of Surface Site Lease from Dan E. & Pamela S. Morton to American Central Eastern Texas Gas Company, L.P. Being a 50’ x 50’ site, said site being on a called 104.71 acre tract, described in a deed from C.F. Nance, et ux to Dan E. Morton, et ux as recorded in Volume 1047, Page 464, said tract being situated in the Sarah Harrell Survey, Abstract 280 and the Madison E. Alford Survey, Abstract 25, Panola County, Texas; and recorded in Volume 1172, Page 46, Panola County, Texas. (File 3399 - Deadwood valve site to Lagrone - 10-year lease)

Perpetual Leases - One Time Payment

14.                                 Easement from James L. Wedgeworth and Dorothy Wedgeworth to South Central Intrastate Pipeline Company.  Being an 80’ x 150’ site located in that certain 203.1 acre tract (Third Tract) in the John A. Horton Survey Abstract No. 325, the Adam Johnson Survey, Abstract No. 349, and the John T. Copeland Survey Abstract No. 875 as conveyed from Velda Cassity Clark to James Wedgeworth and Wife Dorothy Wedgeworth by deed dated and recorded in Volume 761, Page 364 of the Deed Records of Panola County, Texas.  Recorded in Volume 855, Page 452, Panola County, Texas.  (SCIPC 8” Carthage Gas System - File 830)

15.                                 Surface Site Agreement from Ann Ramsey Burk, Caroline Burk Casteel and F. R. Casteel to South Central Intrastate Pipeline Company.  Being a 50’ x 55’ site located in that certain 233.20 acre tract in the Harrison Davis Survey, Abstract No. 157 and conveyed from Percy Burk and wife, Mildred R. Burk to Ann Ramsey Burk and Caroline Burk Casteel recorded in Volume 579 Page 43 of the Deed Records of Panola County, Texas.  Recorded in Volume 856, Page 547 and Volume 858, Page 700, Panola County, Texas.  (SCIPC 4” NGPL to TUFCO - Files 970 and 980)

16.                                 Surface Easement and Road Easement from Michael R. Perry to American Central Eastern Texas Gas Company, L.P.  Being 0.365 of an acre site (American Central Eastern Texas Gas Gathering Company, Limited Partnership) situated in the Thomas Kelly Survey, Abstract 372, Panola County, Texas, said 0.365 of an acre site being out of a called 45.232 acre tract (save and except 3.054 Ac.) described in a deed from Michele D. Perry, to Michael R. Perry, dated January 21, 1998, and recorded in Volume 1023, Page 147, of the Deed Records of Panola County, Texas.  Recorded in Volume 1034, Page 332, Panola County, Texas.  (File 2559 - Hancock Compressor Station)

17.                                 Road and Equipment Station Right of Way Easement from Sustainable Forests, L.L.C. to American Central Eastern Texas Gas Company, L.P.  Being 5.739 acre Station Site (American Central Eastern Texas Gas Company, Limited Partnership, Hancock Gathering System Compressor Station) situated in the Jas. F. Johns Survey, Abstract 364, Panola County, Texas, said 5.739 acre site being out of a called 640 acre tract of land, and being described in a deed to I.P. Timberlands Operating Company, Ltd., dated March 29, 1996, and recorded in Volume 973, Page 766, said 640 acre tract also being the same land as described in Volume 69, Page 90, of the Deed Records of Panola County, Texas.  Recorded in Volume 1040 Page 299, Panola County, Texas.  (File 2564 Hancock Compressor Station)

18.                                 Surface Easement and Road Easement from Elizabeth Hancock, (widow of O.L. Hancock) and Rosanne Hancock Williamson to American Central Eastern Texas Gas Company, L.P. Being a 0.13 acre station site situated in that certain called 406.75 acre tract in the Thomas Kelly Survey, Abstract 372, Panola County, Texas, and being described in a deed to Rosanne Hancock Williamson, et al., dated November 13, 1975, and recorded in Volume 591, Page 79 of the Deed Records of Panola County, Texas.  Recorded in Volume 1036, Page 329, Panola County, Texas.  (File 2598 - Hancock CDP)

19.                                 Grant of Right of Way, Surface Easement, and Road Easement from Cosette C. Chamness, individually and as Trustee to Barber E. and Cosette C. Chamness Living Trust, to ACGC

3

Gathering Company, L.L.C.  Being a centerline description for a proposed right of way, said right of way being over, under and across a called 75 acre tract, described in a deed from Cosette C. Chamness to Cosette C. Chamness (Trustee of the Barber E. & Cosette C. Chamness Living Trust) as recorded in Volume 1024, Page 666, of the official deed records of Panola County, Texas, said tracts being situated in the Geo. Robert Survey A-565 of said Panola County, Texas; also being over, under and across a called 5.672-acre tract described in a deed from Bobby L. Belew, et al to Barber E. Chamness as recorded in Volume 557, Page 694, of the said deed records of Panola County, Texas, said tract being situated in the Ben Smith Survey, A-886 of said Panola County, Texas; being a .344 acre station site over, under and across a called 5.672 acre tract described in a deed from Bobby L. Belew, et al to Barber E. Chamness as recorded in Volume 557, Page 694, of the official deed records of Panola County, Texas. Recorded in Volume 1052, Page 94, Panola County, Texas.  (File 2668 - Collins Dehy)

20.                                 Grant of Right of Way, Surface Easement, and Road Easement from Ruby Grimes and Billy Grimes to ACGC Gathering Company, L.L.C.  Being a centerline description for a proposed right of way being over, under and across a called 72.22 acre tract described in a deed from Dolores Harris, et vir to Ruby Grimes as recorded in Volume 991, Page 450, of the official deed records of Panola County, Texas, said tracts being situated in the C. Flanagan Survey A-215 of Panola County, Texas; being a .336 acre station site and being a part of a called 72.22 acre tract described in a deed from Dolores Harris, et vir to Ruby Grimes as recorded in Volume 991, Page 450.  Recorded in Volume 1050, Page 253, Panola County, Texas.  (File 2674 - Thompson Dehy)

21.                                 Surface Site Easement from Gordon A. Darnell, Darnell Lumber Co., Inc. to American Central Eastern Texas Gas Company, L.P.  Being a 0.888 acre surface site, said site being over, under and across a called 721.19 acre tract described in a deed to Darnell Lumber Company as recorded in Volume 564, Page 509, said tract being situated in the J. M. Lambert Survey, Abstract 418 and the T. Applewhite Survey, Abstract 35 of Panola County, Texas; and recorded in Volume 1110, Page 170, Panola County, Texas.  (File 3262 - Hull Compressor Station)

22.                                 Surface Site Easement from M.C. & JoNell Young to American Central Eastern Texas Gas Company, L.P.  Being a 1.722 acre site situated in a called 91.25 acre tract as described in a deed from James Hollis Young to M.C. Young, et ux as recorded in Volume 751, Page 412, said tract being situated in the Samuel White Survey, Abstract 743 of Panola County, Texas; and recorded in Volume 1104, Page 457, Panola County, Texas.  (File 3272 - Roberts Compressor Station)

23.                                 Surface Site Easement from Susan Stough Anthony & Janet Stough Young, by Debra Jones, Power of Attorney, to American Central Eastern Texas Gas Company, L.P. Being a 0.069 acre site being over, under and across a called 400 acre tract as described in a deed from R. Michael Hallum, Independent Administrator of the estate of Joy Powers to Susan Stough Anthony, et al as recorded in Volume 991, Page 675, said tract being situated in the John Parmer, Abstract 899, of Panola County, Texas; and recorded in Volume 1169, Page 90 and Volume 1169, Page 94, Panola County, Texas. (File 3409 - Deadwood valve site to Lagrone)

24.                                 Right of Way Agreement from Richard & Annette Anderson to American Central Eastern Texas Gas Company, L.P. Being a 30’ x 30’ site, said site being over, under and across a tract of land situated in the Issac Hall Survey, Abstract 311, said tract being a called 117.87 acre tract described in a deed from G. W. Anderson, et al to Richard Anderson, et ux Annette Anderson as recorded n Volume 839, Page 66; recorded in Volume 1182, Page 115, Panola County, Texas.  (File 3437 - Hunt Allison CDP connect)

25.                                 Grant of easement from Torch Energy Marketing, Inc. to American Central Gas Companies, Inc. to a 50’ x 50’ site located in the George Gillaspie Survey, Abstract 222, Panola County, Texas as stated in Article XVI, Miscellaneous Section of the Gas Gathering Agreement dated September 1, 1997.

4

Equipment and Vehicle Leases

Compressor Site	Specs	Number	Lease Payment	Term	Buyout Date	Buyout Amount
Big Tony	CAT 3516	4EK03292	7,511.03	36 Mo’s	6/27/2005	$350,787.55
				48 Mo’s	6/27/2006	$278,585.81
				62 Mo’s	8/27/2007	$—

Devon/Ocean	CAT 3516	4EK03786	7,459.01	36 Mo’s	2/2/2006	$350,695.71
				48 Mo’s	2/2/2007	$278,585.81
				62 Mo’s	4/2/2008	$—
	CAT 3516	4EK04004	8,554.85	60 Mo’s	7/1/2009	$355,367.80	FMV
	CAT 3516	4EK04011	8,554.85	60 Mo’s	7/1/2009	$355,367.80	FMV
	CAT 3516	4EK04010	8,554.85	60 Mo’s	7/1/2009	$355,367.80	FMV

Hull	CAT 3516	4EK03104	7,452.15	36 Mo’s	9/1/2005	$337,378.99
				48 Mo’s	9/1/2006	$266,876.32
				60 Mo’s	9/1/2007	$—

	CAT 3516	4EK03259	7,452.15	36 Mo’s	2/2/2006	$337,378.99
				48 Mo’s	2/2/2007	$266,876.32
				60 Mo’s	3/2/2008	$—

Cheairs	CAT 3516	4EK03118	8,315.43	36 Mo’s	8/1/2005	$301,144.10	FMV
				48 Mo’s	8/1/2006

	CAT 3516	4EK03108	8,315.43	36 Mo’s	8/1/2005	$301,144.10	FMV
				48 Mo’s	8/1/2006

	CAT 3516	4EK03111	8,315.43	36 Mo’s	8/1/2005	$301,144.10	FMV
				48 Mo’s	8/1/2006

Prior	CAT 3516	4EK03833	7,808.34	36 Mo’s		$362,178.92
				48 Mo’s		$283,018.47	FMV
				60 Mo’s

BP West	CAT 3516	4EK03996	8,554.85	60 Mo’s	7/1/2009	$355,367.80	FMV
Carthage	CAT 3516	4EK04003	8,554.85	60 Mo’s	7/1/2009	$355,367.80	FMV

Bethany	CAT 3516	NA	8,994.96	60 Mo’s	7/30/2009
	CAT 3516	NA	8,994.96	60 Mo’s	7/30/2009
	CAT 3516	NA	8,994.96	60 Mo’s	7/30/2009
	CAT 3516	NA	8,994.96	60 Mo’s	7/30/2009
	CAT 3516	NA	8,994.96	60 Mo’s	7/30/2009

VEHICLES - Closed-End Leases

Year; Make; Series; Body Style; Engine	Vin Number
2004 Chevrolet Silverado 2500HD 4WD	1GCHK29U94E190744
2003 Chevrolet Silverado 2SOOHD 4WTJ	1GCHK29U23E253732	eLynx
2004 Chevrolet Silverado 1500 ExtCab 4WD	2GCEK18T141213794
2004 Ford F150 4x4 Super Cab XL	1FTPX14534NA23903	eLynx
2003 Ford SD F250 4x4 Crew Cab	1FTNW21L83EC28375
2003 Chevrolet Silverado 1500 4WD	1GCEK19V13E263772
2004 Dodge Ram 2500 QuadCab	3D7KU28D34G177763
2004 Chevrolet Silverado 2500HD 2WD	1GCHC29U84E116373
2004 Chevrolet Silverado 2500 HO	1GCHK29U64E268736	eLynx
2004 Ford F150 4x4 Super Cab XL	1FTRW14W24KC71078
2002 Ford F150 4x4 Supercrew XLT	1FTRW08652KD25992
2004 Dodge Ram 2500 QuadCab	3D7KU28D54G177764
2003 Chevrolet Silverado 2500HD	1GCHK29U23E242567	eLynx

5

VEHICLES - Closed-End Leases

Year; Make; Series; Body Style; Engine	Vin Number
2004 Chevrolet Silverado 2500HD 4WD	1GCHK29U94E190744
2003 Chevrolet Silverado 2SOOHD 4WTJ	1GCHK29U23E253732	eLynx
2004 Chevrolet Silverado 1500 ExtCab 4WD	2GCEK18T141213794
2004 Ford F150 4x4 Super Cab XL	1FTPX14534NA23903	eLynx
2003 Ford SD F250 4x4 Crew Cab	1FTNW21L83EC28375
2003 Chevrolet Silverado 1500 4WD	1GCEK19V13E263772
2004 Dodge Ram 2500 QuadCab	3D7KU28D34G177763
2004 Chevrolet Silverado 2500HD 2WD	1GCHC29U84E116373
2004 Chevrolet Silverado 2500 HO	1GCHK29U64E268736	eLynx
2004 Ford F150 4x4 Super Cab XL	1FTRW14W24KC71078
2002 Ford F150 4x4 Supercrew XLT	1FTRW08652KD25992
2004 Dodge Ram 2500 QuadCab	3D7KU28D54G177764
2003 Chevrolet Silverado 2500HD	1GCHK29U23E242567	eLynx
2004 Chevrolet Silverado 2500 HD	1GCHK29U44E255175
2003 Ford F-350 4 x 2 Spr Cab Chas	1FDWX36P83EC02891
2004 Ford F350 4x2 Spr Cab XL	1FDWX36PX4EA49707
2004 Chevrolet Fleetside C2	1GCHK29U84E274781
2004 Ford F350 4x2 Super Cab XL	1FDWX36P34EC42460
2004 Ford F350 4x2 Super Cab XL	1FDWX36P84EA49706
2004 Ford F350 4x2 Super Cab XL	1FDWX36P64EA49705
2004 Chevrolet 3/4 ton 4x4 Ext. Cab	1GCHK29UX4E239255
2004 Ford F350 4x2 Super Cab XL	1FDWX36PX4ED81906

OPERATING LEASES

6

SCHEDULE 7.12

AGREEMENTS RESTRICTING LIENS ON LEASEHOLD INTERESTS

1.                                       Lease Agreement between Equitable Production Company and MarkWest Energy Appalachia, L.L.C.

2.                                       None relating to the Javelina Acquisition.

SCHEDULE 10.02

ADDRESSES FOR NOTICES TO BORROWER,

GUARANTORS AND ADMINISTRATIVE AGENT

ADDRESS FOR NOTICES TO BORROWER

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

155 Inverness Drive West

Suite 200

Englewood, Colorado 80112

Attn: General Counsel

Telephone: (303) 290-8700

Facsimile: (303) 290-8769

ADDRESS FOR NOTICES TO GUARANTORS

[Name of Guarantor]

155 Inverness Drive West

Suite 200

Englewood, Colorado 80112

Attn: General Counsel

Telephone: (303) 290-8700

Facsimile: (303) 290-8769

ADDRESSES FOR ROYAL BANK OF CANADA

Royal Bank of Canada’s Lending Office:

Royal Bank of Canada

New York Branch

One Liberty Plaza, 3rd Floor

New York, New York 10006-1404

Attention: Manager, Loans Administration

Telephone: (212) 428-6332

Facsimile: (212) 428-2372

For matters related to letters of credit:

Attention: Manager, Trade Products

Telephone: (212) 428-6235

Facsimile: (212) 428-3015

1

in each case with a copy to:

Royal Bank of Canada

2800 Post Oak Boulevard

3900 Williams Tower

Houston, Texas 77056

Attention: Jason York

Telephone: (713) 403-5679

Facsimile: (713) 403-5624

Electronic Mail: Jason.York@rbccm.com

Administrative Agent’s Office:

Royal Bank of Canada

Agency Services Group

Royal Bank Plaza

P. O. Box 50, 200 Bay Street

12th Floor, South Tower

Toronto, Ontario M5J 2W7

Attention: Manager Agency

Telephone: (416) 842-3901

Facsimile: (416) 842-4023

Wiring Instructions:

JPMorgan Chase Bank, New York, New York

ABA 021-000021

For account Royal Bank of Canada, New York

Swift Code: ROYCUS3X

A/C 920-1033363

For further credit to A/C 293-746-4, Transit 1269

Ref: MarkWest Energy

Attn: Agency Services

2

EXHIBIT A-1

FORM OF BORROWING NOTICE

Date:                            ,

To:                              Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 29, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the “Borrower”), MarkWest Energy Partners, L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

I.                                         REVOLVER FACILITY

1.                                       Status Information for the Revolver Facility

(a)                                  Amount of Facility: $250,000,000

(b)                                 Loans outstanding prior to the Borrowing requested herein: $

(c)                                  Letters of Credit outstanding prior to the Borrowing requested herein:  $

(d)                                 Principal amount of Loans available to be borrowed (1(a) minus the sum of
1(b) and 1(c)): $

2.                                       Amount of Borrowing: $

3.                                       Requested date of Borrowing:                          , 200  .

4.                                       Requested Type of Loan and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	less than one month
	(subject to availability) for	$
(ii)	one month for	$
(iii)	two months for	$
(iv)	three months for	$
(v)	six months for	$

Form of Borrowing Notice

1

5.                                       Purpose of Loan:

☐ To refinance Indebtedness under Fourth Amended and Restated Credit Agreement

☐ Working capital and other general corporate purposes

☐ To finance Permitted Acquisitions

☐ To finance Capital Expenditures

☐ To pay fees, costs and expenses owed pursuant to the Agreement

☐ To fund Quarterly Distribution (Section 6.12(v) of the Agreement)

II.                                     TERM LOAN FACILITY

1.                                       Amount of Borrowing: $

3.                                       Requested date of Borrowing:                , 2005 (must be Restatement Date).

4.                                       Requested Type of Loan and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	less than one month
	(subject to availability) for	$
(ii)	one month for	$
(iii)	two months for	$
(iv)	three months for	$
(v)	six months for	$

5.                                       Purpose of Loan:

☐ To refinance Indebtedness under Fourth Amended and Restated Credit Agreement

The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing(s) after giving effect thereto and to the application of the proceeds therefrom:

(a)                                  the representations and warranties of the Borrower and the MLP contained in Article V of the Agreement are true and correct as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct as of such earlier date);

(b)                                 no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s); and

2

(c)                                  if the Borrowing is to finance a Permitted Acquisition, audited financial statements or if audited financial statements are unavailable, historical financial statements pertaining to the Person or business proposed to be acquired with the proceeds of such Borrowing, if required pursuant to Section 4.03 of the Agreement, have been delivered to the Administrative Agent and the Lenders at least five Business Days prior to the date hereof.

The Borrowing requested herein complies with Sections 2.01, 2.02 and 2.03 of the Agreement, as applicable.

MARKWEST ENERGY OPERATING
COMPANY, L.L.C.,
a Delaware limited liability company, as Borrower

By	MARKWEST ENERGY PARTNERS, L.P.,
its Managing Member

By	MARKWEST ENERGY GP, L.L.C., its
General Partner

By:
Name:
Title:

3

EXHIBIT A-2

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                       ,

TO:         Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 29, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the “Borrower”), MarkWest Energy Partners, L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

I.                                         REVOLVER FACILITY

1.	Amount of [conversion] [continuation]:			$

2.	Existing rate:			Check applicable blank

	(a)	Base Rate

	(b)	Eurodollar Rate Loan with
Interest Period of:

		(i)	less than one month
		(ii)	one month
		(iii)	two months
		(iv)	three months
		(iv)	six months

3.                                       If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan:                               , 200  .

The Loan described above is to be [converted] [continued] as follows:

4.                                       Requested date of [conversion] [continuation]:                           , 200  .

5.                                       Requested Type of Loan and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	less than one month
	(subject to availability) for	$

Form of Conversion Continuation Notice

1

(ii)	one month for	$
(iii)	two months for	$
(iv)	three months for	$
(v)	six months for	$

II.                                     TERM LOAN FACILITY

1.	Amount of [conversion] [continuation]:			$

2.	Existing rate:			Check applicable blank

	(a)	Base Rate

	(b)	Eurodollar Rate Loan with
Interest Period of:

		(i)	less than one month
		(ii)	one month
		(iii)	two months
		(iv)	three months
		(v)	six months

3.                                       If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan:                             , 200  .

The Loan described above is to be [converted] [continued] as follows:

4.                                       Requested date of [conversion] [continuation]:                           , 200  .

5.                                       Requested Type of Loan and applicable Dollar amount:

(a)                                  Base Rate Loan for $

(b)                                 Eurodollar Rate Loan with Interest Period of:

(i)	less than one month
	(subject to availability) for	$
(ii)	one month for	$
(iii)	two months for	$
(iv)	three months for	$
(v)	six months for	$

The [conversion] [continuation] requested herein complies with Sections 2.01, 2.02 and 2.03 of the Agreement, as applicable.

MARKWEST ENERGY OPERATING
COMPANY, L.L.C., a Delaware limited liability
company, as Borrower

By	MARKWEST ENERGY PARTNERS, L.P.,
its Managing Member

2

By	MARKWEST ENERGY GP, L.L.C., its
General Partner

By:
Name:
Title:

3

EXHIBIT B-1

FORM OF REVOLVER NOTE

$	December 29, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                                        (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                             Dollars ($                     ), or such lesser principal amount of Revolver Loans made by Lender under the Revolver Facility (both as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Fifth Amended and Restated Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, MarkWest Energy Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Revolver Loan from the date of such Revolver Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolver Note is one of the Revolver Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.  This Revolver Note is also entitled to the benefits of each Guaranty.  Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolver Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolver Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Revolver Note and endorse thereon the date, amount and maturity of its Revolver Loans and payments with respect thereto.

This Revolver Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Revolver Note.

1

THIS REVOLVER NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

MARKWEST ENERGY OPERATING
COMPANY, L.L.C., a Delaware limited liability
company, as Borrower

By	MARKWEST ENERGY PARTNERS, L.P.,
its Managing Member

By	MARKWEST ENERGY GP, L.L.C., its
General Partner

By:
Name:
Title:

2

EXHIBIT B-2

FORM OF TERM NOTE

$	December 29, 2005

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of                                        (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of                              Dollars ($                     ), or such lesser principal amount of Term Loans made by Lender under the Term Loan Facility (both as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Fifth Amended and Restated Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, MarkWest Energy Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.

The Borrower promises to pay scheduled principal payments as specified in Section 2.06(b) of the Credit Agreement and interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.  This Term Note is also entitled to the benefits of each Guaranty.  Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

This Term Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Term Note.

1

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

MARKWEST ENERGY OPERATING
COMPANY, L.L.C., a Delaware limited liability
company, as Borrower

By	MARKWEST ENERGY PARTNERS, L.P.,
its Managing Member

By	MARKWEST ENERGY GP, L.L.C., its
General Partner

By:
Name:
Title:

2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

(Pursuant to Section 6.02 of the Agreement)

Financial Statement Date:                     ,

To:          Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 29, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement” the terms defined therein being used herein as therein defined), MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the “Borrower”), MarkWest Energy Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent.  Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

The undersigned Responsible Officers hereby certify as of the date hereof that they are the                                                       of the General Partner of the MLP and the                                        of the Borrower, and that, as such, they are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the MLP and the Borrower, and that:

[Use the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and

Attached hereto as Schedule 2 are the year-end unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal year of the MLP ended as of the above date, which financial statements fairly present the financial condition results of operation and cash flows of the MLP and its Subsidiaries in accordance with GAAP.

[Use the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are, the unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(c) of the Agreement for the first three fiscal quarters of the MLP ended as of the above date, together with a certificate of a Responsible Officer of the MLP or the Borrower, as applicable, stating that such financial statements fairly present the financial condition, results of operations and cash flows of the MLP and the Borrower, as applicable, and their respective Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

1.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and

1

condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

2.             A review of the activities of the MLP and the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and the Borrower performed and observed all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

3.             The covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                         ,                  .

MARKWEST ENERGY OPERATING
COMPANY, L.L.C., a Delaware limited liability
company, as Borrower

By	MARKWEST ENERGY PARTNERS, L.P.,
its Managing Member

By	MARKWEST ENERGY GP, L.L.C.,
Its General Partner

By:
Name:
Title:

2

For the Quarter/Year ended

                           (“Statement Date”)

SCHEDULE 3

to the Compliance Certificate

($ in 000’s)

I.       Section 7.04 – Indebtedness

1.	Obligations existing under any SWAP Contract permitted by Section 7.03	$—

2.	Outstanding Principal Amount of Indebtedness in respect of purchase money obligations for capital assets permitted by Section 7.04(e) (may not exceed $30,000,000)	$—

3.	Outstanding Principal Amount of other Indebtedness permitted by Section7.04 (f) (may not exceed $30,000,000)	$—

4.	Outstanding Principal Amount of any Senior Debt Offerings permitted by Section 7.04(h)	$—

II.      Section 7.15(a) – Interest Coverage Ratio.

A.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA”):

1a.	Consolidated EBITDA current quarter (prior to pro forma adjustments for Acquisitions pursuant to Section 7.15(d)(i) and (iii)) (Worksheet A Line 9):	$—

1b.	Consolidated EBITDA prior three quarters (prior to pro forma adjustments for Acquisitions pursuant to Section 7.15(d)(i) and (iii)) (Worksheet A Line 1a + 1b + 1c):	$—

1c.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date:	$—

2.	Pro forma adjustments to EBITDA for Acquisitions permitted by Section 7.15(d)(i) and (iii), giving effect to such Acquisitions on a pro forma basis for the Subject Period as if such Acquisitions occurred on the first day of the Subject Period (Worksheet A Line 11):	$—

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3.	Consolidated EBITDA, including pro forma adjustments for Permitted Acquisitions (Lines II.A.1.c + II.A.2):	$—

B.	Consolidated Interest Charges for Subject Period:

	1. Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date (See Attached worksheet B):	$—

	2. Pro forma adjustment for Interest Charges during the four consecutive fiscal quarters ending on the Statement Date (Section 7.15(d)(ii)) (See Worksheet B Line 6):	$—

	3. Consolidated Interest Charges, including pro forma adjustments (Lines II.B.1 + II.B.2):	$—

C.	Interest Coverage Ratio:

	1. Consolidated EBITDA adjusted for Acquisitions (Line II.A.3):	$—

	2. Consolidated Interest Charges adjusted for Acquisitions (Line II.B.3):	$—

	3. Imputed interest charges on Synthetic Lease of the MLP and its Subsidiaries for Subject Period:	$—

	4. Interest Coverage Ratio (Line II.C.1 ÷ (Lines II.C.2 + II.C.3)):	to 1.0

Minimum required: 2.0:1.0 increasing to 3.0:1.0 upon the first to occur of (i) September 30, 2006 and (ii) the first fiscal quarter-end following the consummation of any one or more MLP Equity Offerings resulting in aggregate gross sales proceeds of at least $175,000,000

III.     Section 7.15(b) – Leverage Ratio

A.	Consolidated Funded Debt (borrowed money indebtedness, Capital Leases, and Synthetic Leases):	$—

B.	Consolidated EBITDA (including pro forma adjustments for Acquisitions) (Line II.A.3 above):	$—

C.	Leverage Ratio (Line III.A ÷ by III.B):	to 1.0

Maximum permitted: 6.5:1.0 decreasing to 5.25:1.0 upon the first to occur of (i) September 30, 2006 and (ii) the first fiscal quarter-end following the consummation of any one or more MLP Equity Offerings resulting in aggregate gross sales proceeds of at least $175,000,000; unless such quarter-end occurs during any Acquisition Adjustment Period, in which case the

4

Leverage Ratio cannot be greater than 5.75 to 1.0.

IV.     Section 7.15(c) – Senior Leverage Ratio

A.	Consolidated Senior Debt (Outstanding Amount of Loans, L/C Obligations, obligations under Lender Hedging Agreements, Senior Debt Offerings and secured Indebtedness permitted by Section 7.04(e)):	$—

B.	Consolidated EBITDA (including pro forma adjustments for Acquisitions) (Line II.A.3 above):	$—

C.	Senior Leverage Ratio (Line IV.A ÷ IV.B):	to 1.0

Maximum permitted: 4.75:1.0 decreasing to 3.75:1.0 upon the first to occur of (i) September 30, 2006 and (ii) the first fiscal quarter-end following the consummation of any one or more MLP Equity Offerings resulting in aggregate gross sales proceeds of at least $175,000,000; unless such quarter-end occurs during any Acquisition Adjustment Period, in which case the Leverage Ratio cannot be greater than 4.25 to 1.0.

V.	Calculation of Compliance with Sections 7.07(c) and Section 2.04(b) (Dispositions and Mandatory Prepayments)

A.	Section 2.04(b)(i) and Section 7.07(c): Attach a report showing each Insurance Payment received during the preceding three (3) fiscal quarters ending on the Statement Date. Attach a report showing for each Disposition of property for fair market value for cash during the three (3) fiscal quarters ending on the Statement Date. For each such Insurance Payment or Disposition show:	$—

	1. The date that Net Cash Proceeds from such Insurance Payment or Disposition were received (the “Receipt Date”).	$—

	2. The amount of Net Cash Proceeds received from such Insurance Payment or Dispositions.	$—

	3. The total amount of Net Cash Proceeds from Insurance Payments and Dispositions for fair market value for cash during the period from the Restatement Date to such Receipt Date.	$—

	4. The value of 10% of the Borrower’s consolidated assets as of the end of the fiscal quarter immediately prior to such Receipt Date (this is the “Threshold Amount”; see Credit Agreement definition of “Triggering Sale”).	$—

	5. The Reduction Amount, as of the Receipt Date (Line V A.3 — V.A.4).	$—

5

6. If the Reduction Amount in Line V.A.5 is a positive number, have the Net Cash Proceeds of such Insurance Payment and/or Disposition been Reinvested?  If so, give amounts and date(s) of Reinvestment.  In not, have 180 days passed since the Receipt Date for such Insurance Payment or Disposition?

Yes/No

7. If any portion of the Reduction Amount in Line V.A.5 has not been reinvested within 180 days of the Receipt Date specify amount not Reinvested.	$	$—

8. Amount of Loans to be prepaid and amount of Aggregate Commitment reduction (Line V.A.8).	$	$—

[END OF SCHEDULE 3]

6

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Fifth Amended and Restated Credit Agreement identified below (as may be amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]

3.	Borrower(s):	MarkWest Energy Operating Company, L.L.C.

4.	Administrative Agent:	Royal Bank of Canada, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The $615,000,000 Fifth Amended and Restated Credit Agreement dated as of December 29, 2005 among MarkWest Energy Operating Company, L.L.C., MarkWest Energy Partners, L.P., the Lenders parties thereto, and Royal Bank of Canada, as Administrative Agent.

1

6.	Assigned Interest:

	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans
Revolver Loans:	$	$		%
Term Loans	$	$		%
Total:	$	$		%

[7.            Trade Date:                                                           ]

Effective Date:                                , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

*Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

Consented to and Accepted:

[NAME OF ADMINISTRATIVE AGENT], as	[NAME OF L/C ISSUER], as
Administrative Agent	L/C Issuer

By	By
Title:

[Consented to:]

MARKWEST ENERGY OPERATING
COMPANY, L.L.C., a Delaware limited liability
company

2

By:	MARKWEST ENERGY PARTNERS, L.P.,
its Managing Member

By:	MARKWEST ENERGY GP, L.L.C.,
its General Partner

By
Name:
Title:

3

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

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Exhibit E

HOGAN & HARTSON
L.L.P.

ONE TABOR CENTER 1200 SEVENTEENTH STREET, SUITE 1500
December 29, 2005	DENVER, COLORADO 80202
TEL (303) 899-7300 FAX (303) 899-7333 WWW.HHLAW.COM

Royal Bank of Canada

2800 Post Oak Blvd., Suite 5700

Houston, Texas 77056

Re:          MarkWest Energy Operating Company, L.L.C. and MarkWest Energy Partners, L.P.

Ladies and Gentlemen:

This firm has acted as counsel to MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the “Borrower”), MarkWest Energy Partners, L.P., a Delaware limited partnership (the “MLP”), MarkWest Energy G.P., L.L.C., a Delaware limited liability company (the “MLP GP”), MarkWest Western Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company (“MW Oklahoma”), MarkWest Michigan Pipeline Company, L.L.C., a Michigan limited liability company (“MW Michigan”), MW Texas Limited, L.L.C., a Delaware limited liability company (“MW Texas”), MarkWest Energy Appalachis, L.L.C., a Delaware limited liability company (“Appalachia”), West Shore Processing Company, L.L.C., a Michigan limited liability company (“West Shore”), Basin Pipeline, L.L.C., a Michigan limited liability company (“Basin”), MarkWest Texas GP, L.L.C., a Delaware limited liability company (“Texas GP”), MarkWest Power Tex, L.P., a Texas limited partnership (“Power Tex”), MarkWest Pinnacle, L.P., a Texas limited partnership (“Pinnacle”), MarkWest PNG Utility, L.P., a Texas limited partnership (“PNG”), MarkWest Texas PNG Utility, L.P., a Texas limited partnership (“Texas PNG”), MarkWest Blackhawk, L.P., a Texas limited partnership (“Blackhawk”), MarkWest New Mexico, L.P., a Texas limited partnership (“MW New Mexico”), MarkWest Energy East Texas Gas Company L.P., a Delaware limited partnership (“MW Energy”), MarkWest Energy Finance Corporation, a Delaware corporation (“MW Finance”), MarkWest Pipeline Company, L.P., a Texas limited partnership (“MPC”), MarkWest Javelina Holding Company, L.P., a Delaware limited partnership (“Javelina Holding”), MarkWest Javelina Company, a Texas general partnership (“Javelina Company”), MarkWest Javelina Pipeline Company, a Texas general partnership (“Javelina Pipeline”), and MarkWest Javelina Pipeline Holding, L.P., an Oklahoma limited partnership (“MW Javelina”, and, together with the MLP, MW Oklahoma, MW Michigan, MW Texas, Appalachia, West Shore, Basin, Texas GP, Power Tex, Pinnacle, PNG, Texas PNG, Blackhawk, MW New Mexico, MW Energy, MPC, Javelina Holding, Javelina Company, Javelina Pipeline and MW Javelina, the “Guarantors”) in connection with the Fifth Amended and Restated Credit Agreement, dated as of December 29, 2005 (the “Credit Agreement”), by and among the Borrower, the MLP, Royal

HOGAN & HARTSON L.L.P.

Royal Bank of Canada, as Administrative Agent, et al.

December 29, 2005

Bank of Canada, as Administrative Agent (the “Administrative Agent”) and each of the parties identified therein as lenders (the “Lenders”), and the execution and delivery pursuant thereto of the revolving notes and the term loan notes, dated as of the date hereof, each executed by the Borrower and payable to the order of each of the Lenders set forth on Schedule A hereto in the principal amounts indicated on such Schedule A (collectively, the “Notes”).  This opinion letter is furnished to you pursuant to the requirements in Section 4.01(b)(ix) of the Credit Agreement in connection with the closing thereunder on the date hereof.  Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings set forth in the Credit Agreement, unless otherwise defined herein.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.          Executed copy of the Credit Agreement.

2.          Executed copy of each of the Notes.

3.          Executed copy of the Amended and Restated Guaranty, dated as of the date hereof, by MW Finance in favor of the Administrative Agent (the “MW Finance Guaranty”).

4.          Executed copy of the Amended and Restated Guaranty, dated as of the date hereof, by the MLP in favor of the Administrative Agent (the “MLP Guaranty”).

5.          Executed copy of the Amended and Restated Guaranty (Subsidiary), dated as of the date hereof by each of the Guarantors (other than MW Finance and the MLP), in favor of the Administrative Agent (the “Subsidiary Guaranty”, and together with the MLP Guaranty and the MW Finance Guaranty, the “Guarantees”).

6.          The Certificate of Formation of the Borrower, as certified by the Secretary of State of the State of Delaware on December 21, 2005 and as certified by the Secretary of the MLP GP, acting in its capacity as the general partner of the MLP, acting in its capacity as the managing member of the Borrower on the date hereof as being complete, accurate and in effect.

7.          The Amended and Restated Limited Liability Company Agreement of the Borrower, as certified by the Secretary of the MLP GP, acting in its capacity as the general partner of the MLP, acting in its capacity as the

2

managing member of the Borrower on the date hereof as being complete, accurate and in effect.

8.          A certificate of good standing of the Borrower issued by the Secretary of State of the State of Delaware dated December 21, 2005.

9.          The Certificate of Limited Partnership of the MLP, as certified by the Secretary of State of the State of Delaware on December 21, 2005 and as certified by the Secretary of the MLP GP, acting in its capacity as the general partner of the MLP, on the date hereof as being complete, accurate and in effect.

10.        The Amended and Restated Agreement of Limited Partnership of the MLP, as certified by the Secretary of the MLP GP, acting in its capacity as the general partner of the MLP, on the date hereof as being complete, accurate and in effect.

11.        A certificate of good standing of the MLP issued by the Secretary of State of the State of Delaware dated December 21, 2005.

12.        The Certificate of Formation of MW Texas, as certified by the Secretary of State of the State of Delaware on December 21, 2005 and as certified by the Secretary of the MLP GP acting in its capacity as the general partner of the MLP, acting in its capacity as the managing member of the Borrower, acting in its capacity as sole member of MW Texas, on the date hereof as being complete, accurate and in effect.

13.        The Limited Liability Company Agreement of MW Texas, as certified by the Secretary of the MLP GP acting in its capacity as the general partner of the MLP, acting in its capacity as the managing member of the Borrower, acting in its capacity as sole member of MW Texas, on the date hereof as being complete, accurate and in effect.

14.        A certificate of good standing of MW Texas issued by the Secretary of State of the State of Delaware dated December 21, 2005.

15.        The Certificate of Formation of Texas GP, as certified by the Secretary of State of the State of Delaware on December 21, 2005 and as certified by the Secretary of the MLP GP acting in its capacity as the general partner of the MLP, acting in its capacity as the managing member of the Borrower,

3

acting in its capacity as sole member of Texas GP, on the date hereof as being complete, accurate and in effect.

16.        The Limited Liability Company Agreement of Texas GP, as certified by the Secretary of the MLP GP acting in its capacity as the general partner of the MLP, acting in its capacity as the managing member of the Borrower, acting in its capacity as sole member of Texas GP, on the date hereof as being complete, accurate and in effect.

17.        A certificate of good standing of Texas GP issued by the Secretary of State of the State of Delaware dated December 21, 2005.

18.        The Article of Incorporation of MW Finance, as certified by the Secretary of State of the State of Delaware on December 21, 2005 and as certified by the Secretary of MW Finance on the date hereof as being complete, accurate and in effect.

19.        The Bylaws of MW Finance, as certified by the Secretary of MW Finance on the date hereof as being complete, accurate and in effect.

20.        A certificate of good standing of MW Finance issued by the Secretary of State of the State of Delaware dated December 21, 2005.

21.        Certain resolutions of the Board of Directors of the MLP GP, acting in its capacity as the general partner of the MLP, which, in turn, is acting in its capacity as the managing member of the Borrower, which, in turn, is acting in its capacity as the managing member of each of MW Oklahoma, MW Michigan, MW Texas, Appalachia, West Shore, Basin and Texas GP, which, in turn, is acting in its capacity as the general partner of each of Power Tex, Pinnacle, PNG, Texas PNG, Blackhawk, MW New Mexico and MW Energy, adopted by written consent dated December 28, 2005, as certified by the Secretary of the MLP GP, acting in its capacity as the general partner of the MLP, which in turn, is acting in its capacity as the managing member of the Borrower, which, in turn, is acting in its capacity as the managing member of each of MW Oklahoma, MW Michigan, MW Texas, Appalachia, West Shore, Basin and Texas GP, which, in turn, is acting in its capacity as the general partner of each of Power Tex, Pinnacle, PNG, Texas PNG, Blackhawk, MW New Mexico, MW Energy, Javelina Holding (acting in its capacity as general partner of Javelina Company) and MW Javelina, acting in its capacity as general partner of Javelina Pipeline on the date hereof as being complete, accurate and in

4

effect, relating to, among other things, authorization of the Credit Agreement, the Notes, the MLP Guaranty and the Subsidiary Guaranty and arrangements in connection therewith.

22.        Certain resolutions of the Board of Directors of MW Finance adopted by unanimous written consent dated December 28, 2005, as certified by the Secretary of MW Finance on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the MW Finance Guaranty and arrangements in connection therewith.

23.        Certificates of certain officers of the MLP GP dated December 29, 2005, as to certain facts relating to the Borrower, the MLP, the MLP GP, MW Texas and Texas GP.

24.        Certificates of certain officers of MW Finance dated December 29, 2005, as to certain facts relating to MW Finance.

25.        A certificate of the Secretary of the MLP GP, acting in its capacity as the general partner of the MLP, acting in its capacity as the managing member of the Borrower, dated December 29, 2005, as to the incumbency and signatures of certain officers of the MLP GP.

26.        A certificate of the Secretary of MW Finance, dated December 29, 2005, as to the incumbency and signatures of certain officers of MW Finance.

The Credit Agreement, the Notes, the MW Finance Guaranty, the MLP Guaranty and the Subsidiary Guaranty are sometimes hereinafter referred to collectively as the “Loan Documents.” The MW Finance Guaranty, the MLP Guaranty and the Subsidiary Guaranty are sometimes hereinafter referred to collectively as the “Guarantor Documents.”

In our examination of the Loan Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  As to all matters of fact relevant to the opinions and other statements expressed herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Borrower and the Guarantors in connection with the Loan Documents.

For purposes of this opinion letter, we have assumed that (i) each Lender and each other party to the Loan Documents (other than, with respect to the Loan Documents only, the Borrower, the MLP, MW Finance, MW Texas and Texas GP) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Loan Documents and each Lender and each of such other parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Loan Documents against the Borrower and the Guarantors, (ii) each Lender and each of such other parties has duly authorized, executed and delivered the Loan Documents to which it is a party, (iii) each Lender and each of such other parties is validly existing and in good standing in all necessary jurisdictions, (iv) the Loan Documents constitute valid and binding obligations of each party thereto (other than, with respect to the Loan Documents only, the Borrower and the Guarantors), enforceable against each such party in accordance with their respective terms, (v) there has been no mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Loan Documents, and the conduct of all parties to the Loan Documents has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Loan Documents.  We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.

For purposes of the opinions expressed in paragraph (e) below, we note that under the Limited Partnership Act (as hereinafter defined), the limited partnership power and authority of the MLP and each Guarantor that is a Delaware limited partnership to guaranty the obligations of the Borrower may be conditioned upon such guaranty being necessary or convenient to the conduct, promotion or attainment of the business of the Borrower and/or the MLP or such Guarantor, as the case may be.  We express no opinion with respect to such matters, and the opinions expressed in such paragraphs are qualified to such extent.

For purposes of the opinions expressed in paragraph (a) below, we have further assumed that the provisions of each of the Borrower’s Amended and Restated Limited Liability Company Agreement, the Limited Liability Agreement of MW Texas and the Limited Liability Agreement of Texas GP relating to the limited liability powers of, and authorization and

6

execution of agreements by, each of the Borrower, MW Texas and Texas GP would be enforced under Delaware law as written.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect:  (i) as to the opinions expressed in paragraph (b), the Delaware Revised Uniform Limited Partnership Act (the “Limited Partnership Act”), (ii) as to the opinions expressed in paragraph (a) the Delaware Limited Liability Company Act (the “LLC Act”), (iii) as to the opinions expressed in paragraph (c), the General Corporation Law of the State of Delaware, as amended (the “Corporation Act”) and (v) as to the opinions expressed in paragraphs (d) and (e), subject to the exclusions and limitations set forth in this opinion letter, internal Colorado law (“Applicable State Law,”) We note that the Loan Documents provide that they are to be governed by the substantive law of the State of Texas.  Nevertheless, with your permission, we have given the opinions in paragraphs (d) and (e) as if the Colorado law covered by this opinion letter were the law governing the Loan Documents.  We would further point out that we are not admitted to practice law in, and do not purport to be experts with respect to the laws of, the States of Texas, Oklahoma or Delaware.

Based upon, subject to and limited by the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(a)           The Borrower is validly existing as a limited liability company and in good standing as of the date of the certificate specified in paragraph 8 above under the laws of the State of Delaware.  MW Texas is validly existing as a limited liability company and in good standing as of the date of the certificate specified in paragraph 13 above under the laws of the State of Delaware.  Texas GP is validly existing as a limited liability company and in good standing as of the date of the certificate specified in paragraph 17 above under the laws of the State of Delaware.  Each of the Borrower, MW Texas and Texas GP has the limited liability company power to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance by each of the Borrower, MW Texas and Texas GP of the Loan Documents to which it is a party have been duly authorized by all necessary limited liability company action of the Borrower, MW Texas and Texas GP.

(b)           The MLP is validly existing as a limited partnership and in good standing as of the date of the certificate specified in paragraph 11 above under the laws of the State of Delaware.  The MLP has the limited partnership power to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance by the MLP of the Loan Documents to which it is a party have been duly authorized by all necessary limited partnership action of the MLP.

(c)           MW Finance is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 20 above under the laws of the State of

7

Delaware.  MW Finance has the corporate power to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance by MW Finance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action of MW Finance.

(d)           Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(e)           Each of the Loan Documents to which a Guarantor is a party has been duly executed and delivered on behalf of such Guarantor.  Each Loan Document to which each Guarantor is a party constitutes a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (d) and (e) above are subject to the qualification that certain rights, remedies, waivers and other provisions of the Loan Documents may not be enforceable in accordance with their terms, but, subject to the exceptions, qualifications and limitations set forth elsewhere in this opinion letter, such unenforceability would not render the Loan Documents invalid as a whole or preclude (i) the judicial enforcement of the obligations of the Borrower to pay the principal of the Notes and interest thereon at the rate or rates (but not including any increase in rate after default) set forth therein, (ii) the acceleration by the Lenders of the Borrower’s obligation to pay such principal, together with such interest, after a default by the Borrower in the payment of such principal or interest, or (iii) the judicial enforcement of the obligations of each Guarantor under each applicable Guaranty to pay the principal of the Notes and interest thereon at the rate or rates (but not including any increase in rate after default) set forth in the Credit Agreement after a default by the Borrower in the payment of such principal or interest at maturity or following acceleration pursuant to clause (ii) above; provided, however, that we express no opinion regarding the enforceability of the Guarantor Documents in the event of or with respect to (1) any modification to or amendment of the obligations of the Borrower under the Loan Documents that increases such obligations, or (2) any election of remedies, any act or omission by the Lenders or the Administrative Agent with respect to collateral, or any other conduct of the Lenders or the Administrative Agent, that in each case prejudices a Guarantor or constitutes a full or partial release or discharge of a Guarantor under applicable law.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above as to enforceability of the Loan Documents are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of

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statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law); and (3) generally applicable rules of law that limit or affect the enforceability of provisions that purport to waive or require waiver of (or that otherwise purport to have the effect of waiving) procedural, judicial or substantive rights or defenses.

We express no opinion herein as to any other laws and regulations not specifically identified above (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein).  The opinions set forth in paragraphs (d) and (e) above are based upon a review of only those laws and regulations that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Loan Documents.  We express no opinion herein as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations or laws or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.  This opinion letter has been prepared solely for your use in connection with the closing under the Credit Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

Very truly yours,

/s/ Hogan & Hartson L.L.P.
Hogan & Hartson L.L.P.

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